UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Tesco Corporation

(Name of Registrant as Specified In Its Charter)

N/A

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TESCO CORPORATION

NOTICE OF ANNUAL GENERAL MEETING
OF SHAREHOLDERS
To Be Held On May 19, 2010

PROXY STATEMENT

April 16, 2010

TESCO CORPORATION

NOTICE OF ANNUAL GENERAL MEETING
OF SHAREHOLDERS
To Be Held May 19, 2010

NOTICE IS HEREBY GIVEN that the annual general meeting (the “Meeting”) of the shareholders of Tesco Corporation (“TESCO” or the “Corporation”) will be held at The Woodlands Waterway Marriott Hotel & Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380 USA on May 19, 2010 at 2:30 p.m. (Central time) for the following purposes:

1.	to receive the consolidated financial statements of the Corporation for the year ended December 31, 2009 and the report of the auditors thereon;

2.	to elect directors of the Corporation for the ensuing year or until their successors are elected or appointed (“Proposal One”);

3.	to appoint PricewaterhouseCoopers LLP, a national public accounting firm, as our independent auditors at a remuneration to be determined by our Board of Directors (“Proposal Two”); and

4.	to transact such other business as may properly be brought before the Meeting or any adjournment thereof.

Information with respect to the foregoing matters is set forth in the accompanying proxy materials dated April 16, 2010. Only shareholders of record at the close of business on March 31, 2010 will be entitled to notice of and to vote at the Meeting, except that a transferee of Common Shares after such record date may, not later than ten days before the Meeting, establish a right to vote at the Meeting by providing evidence of ownership of Common Shares and demanding that his or her name be placed on the shareholder list for the Meeting in place of the transferor.

It is important that your shares be represented at the Meeting regardless of the size of your holdings. Whether or not you plan to attend the Meeting in person, please vote your shares by signing, dating and returning the enclosed proxy card as promptly as possible. A postage-paid envelope is enclosed if you wish to vote your shares by mail. You may mail your proxy card to or deposit it with the Secretary of the Corporation, c/o Computershare Trust Company of Canada, Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1, in the enclosed envelope provided for that purpose or by facsimile at (866) 249-7775 or (416) 263-9524. If you hold shares in your own name as a holder of record and vote your shares by mail prior to the Meeting, you may revoke your proxy by any one of the methods described herein if you choose to vote in person at the Meeting. Voting promptly saves us the expense of a second mailing.

In order to be valid, all instruments of proxy must be completed, dated, signed and received by Computershare Trust Company of Canada not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time set for the holding of the Meeting or any adjournment thereof. The Corporation may refuse to recognize any instrument of proxy received after that time. A proxyholder need not be a shareholder.

DATED at Houston, Texas this 16th day of April, 2010.

By Order of the Board of Directors

James A. Lank

Corporate Secretary
3993 W. Sam Houston Parkway North, Suite 100
Houston, Texas, United States 77043

TESCO CORPORATION
3993 West Sam Houston Parkway North, Suite 100
Houston, Texas, United States 77043

PROXY STATEMENT
ANNUAL GENERAL MEETING
OF SHAREHOLDERS
To Be Held May19, 2010

GENERAL INFORMATION CONCERNING THIS PROXY SOLICITATION

This proxy statement, together with the enclosed instrument of proxy, is solicited by and on behalf of the management of Tesco Corporation, an Alberta corporation (“TESCO,” or the “Corporation”), and its Board of Directors (the “Board”) for use at the annual general meeting (the “Meeting”) of the holders of common shares (“Common Shares”) of the Corporation to be held at The Woodlands Waterway Marriott Hotel & Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380 USA, on May 19, 2010 at 2:30 p.m. (Central time), as well as at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders (the “Notice of Meeting”). The Corporation’s management and the Board are requesting that you allow your Common Shares to be represented and voted at the Meeting by the proxies named on the enclosed instrument of proxy. “We,” “our,” “us,” “TESCO,” and the “Corporation” each refers to Tesco Corporation.

Solicitation of proxies by mail is expected to commence on or about April 16, 2010 (the approximate date this proxy statement and accompanying proxy card were first sent to shareholders). The Corporation will bear the cost of the solicitation. In addition to solicitation by mail, certain of the directors, officers and regular employees of the Corporation may, without extra compensation, solicit proxies by telephone, facsimile, electronic and written communication and personal interview. The Corporation will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and the Corporation will reimburse them for postage and clerical expenses.

In order to be valid, all instruments of proxy must be completed, dated, signed and received by the Secretary of the Corporation, c/o Computershare Trust Company of Canada, Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 or by facsimile at (866) 249-7775 or (416) 263-9524 not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time set for the holding of the Meeting or any adjournment thereof. The Corporation may refuse to recognize any instrument of proxy received after that time.

A number of banks and brokerage firms participate in a program that also permits shareholders to direct their vote by the Internet or telephone. This option is not offered by the Corporation itself but should be reflected on the voting form from a bank or brokerage firm that accompanies this proxy statement. If your Common Shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these Common Shares by the Internet or telephone by following the instructions on the voting form enclosed with the proxy from the bank or brokerage firm. See below under the caption “Information about Voting—Advice to Beneficial Holders of Common Shares.”

Appointment of Proxyholders

The nominees for proxyholder named on the enclosed instrument of proxy are officers of the Corporation. Each shareholder has the right to appoint an alternative proxyholder, who need not be a shareholder, to attend and act on his behalf at the Meeting instead of the nominees named in the enclosed instrument of proxy. To exercise such right, either the names of the nominees should be crossed out (such deletion to be initialed by the person or officer signing the instrument of proxy) and the name of the shareholder’s appointee should be legibly printed in the blank space provided for that purpose in the enclosed instrument of proxy or another appropriate form of proxy should be completed.

Signature on Proxy

To be valid, the enclosed instrument of proxy or other appropriate form of proxy must be signed by the shareholder or his attorney duly authorized in writing or, if the shareholder is a corporation, the instrument of proxy should be signed in its corporate name by an officer or attorney thereof duly authorized in writing. An instrument of proxy signed by a person acting as attorney or in some other representative capacity (executor, administrator, trustee, etc.) should reflect such person’s title or capacity following his signature and should be accompanied by the appropriate instrument evidencing qualification and authority to act (unless such instrument has previously been provided to the Corporation).

Information About Voting
Quorum

A quorum will be present if at least two persons are present, in person or by proxy, at the Meeting, together holding or representing thirty-three and one-third percent (33-1/3%) of the outstanding shares of the Corporation entitled to vote at the meeting. If you have returned an instrument of proxy or if you hold your Common Shares in your own name as a holder of record and attend the Meeting in person, your Common Shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the Meeting may be adjourned by the vote of a majority of the Common Shares represented at the Meeting until a quorum has been obtained.

Vote Required

As of March 31, 2010 there were 37,782,249 Common Shares issued and outstanding, each carrying the right to one vote per share. Each of Proposals One and Two must be approved by the affirmative vote of a majority of votes cast by the holders of Common Shares at the Meeting. There will be no cumulative voting in the election of directors.

You may vote your proxy by Internet, telephone or mail, as explained below. Votes submitted electronically over the Internet or by telephone must be received by 2:30 p.m., Central Time, on May 17, 2010. Voting your proxy does not limit your right to vote in person should you decide to attend the Annual Meeting. The law of Alberta, under which TESCO is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of Elections of the Annual Meeting can determine that such electronically transmitted proxy was authorized by the shareholder. If your shares are held in the name of a broker, bank or other holder of record, you will be provided voting instructions from the holder of record. If you vote by Internet or telephone, please do not mail the enclosed proxy card.

•
Internet. Access the Internet voting site at http://www.investorvote.com. Follow the on-screen instructions and be sure to have the control number listed on your proxy card available when you access the Internet voting site. Please note that shareholders that vote by Internet must bear all costs associated with electronic access, including Internet access fees.

•
Telephone. Dial toll free 1-866-732-VOTE (8683) (outside the United States and Canada, dial 1-312-588-4290) from any touch-tone telephone. Follow the voice prompts and be sure to have the control number listed on your proxy card available when you call.

•	Mail. Simply mark, sign, date and return the proxy card to Computershare. A postage-prepaid envelope has been provided for your convenience if you wish to vote your proxy by mail.

Shares for which proxies have been executed will be voted as specified in the proxies. If no specification is made, the common shares will be voted FOR each of the Proposals described in the Notice of Meeting.

The accompanying instrument of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting or any adjournment thereof but does not confer authority to vote for the election of any person as a director of the Corporation other than for those persons named in this proxy statement. At the time of printing this proxy statement, our management knows of no such amendments, variations or other matters to come before the Meeting other than the matters referred to in the Notice of Meeting. If any other business or amendments or variations to the matters identified in the Notice of Meeting properly come before the Meeting then the persons named in the enclosed instrument of proxy will vote on such matters in accordance with their best judgment.

Securities and Exchange Commission (“SEC”) rules require us to notify all shareholders, including those shareholders to whom we have mailed proxy materials, of the availability of our proxy materials through the Internet.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be held on May 19, 2010
Our Proxy Statement is available at
http://www.tescocorp.com/bins/content_page.asp?cid=5-63-875&pre=view

Effect of Abstentions, Withheld Votes and Broker Non-Votes

For both of the proposals on the attached instrument of proxy, you have the option of abstaining or withholding your vote. Intermediaries will return your proxy as a broker “non-vote” if the intermediary does not receive voting instructions from you. If you abstain or withhold votes or your shares are treated as broker non-votes your shares will still be counted for purposes of establishing a quorum. If you elect to withhold your vote for a given Proposal your vote will not be counted for or against that Proposal. An abstention or broker non-vote will not be counted as a vote cast and will not affect the outcome of the vote for any given proposal.

Record Date

The Corporation has prepared, as of the close of business on March 31, 2010 (the “Record Date”), a list of registered shareholders entitled to receive notice of the Meeting and the number of Common Shares held by each such shareholder. A shareholder named in the list is entitled to vote the Common Shares shown opposite their name at the Meeting except to the extent that such shareholder has transferred the ownership of their Common Shares after the Record Date and the transferee of those Common Shares establishes that they own the Common Shares and demands, not later than ten days before the Meeting, that their name be substituted for that of the transferor of such Common Shares (with respect only to the Common Shares transferred), in which case the transferee is entitled to vote the Common Shares so transferred at the Meeting instead of the transferor. The register of transfers will not be closed.

For a period commencing ten days after the Record Date, a complete list of shareholders entitled to vote at the Meeting will be available for inspection during ordinary business hours at the Corporation’s executive offices at 3993 West Sam Houston Parkway North, Suite 100, Houston, Texas, United States 77043, and at the Corporation’s offices at 5616 - 80th Avenue SE, Calgary, Alberta, Canada, T2C 4N5, by shareholders of record for proper purposes, or at the Meeting.

Revocation of Proxies

Proxies may be revoked at any time prior to the exercise thereof either: (a) by depositing an instrument in writing executed by the shareholder or by the shareholder’s attorney authorized in writing either (i) at the registered office of the Corporation at any time up to and including the last business day preceding the date of the Meeting, or any adjournment thereof, at which the proxy is to be used, or (ii) with the chair of the Meeting on the day of the Meeting or any adjournment thereof, or (b) in any other manner permitted by law.

Advice to Beneficial Holders of Common Shares

If your Common Shares are not registered in your name but in the name of an intermediary (typically a bank, trust company, securities dealer or broker, or a clearing agency in which an intermediary participates), then you are a non-registered, or “beneficial,” shareholder. Copies of this document have been distributed to intermediaries who are required to deliver them to, and seek voting instructions from, our beneficial shareholders. Intermediaries often use a service company, such as Broadridge Financial Solutions, Inc. (“Broadridge”) to forward meeting materials to beneficial shareholders. If you are a beneficial shareholder, you can vote your Common Shares by proxy through your intermediary or at the Meeting if you appoint yourself as proxy.

Internet Voting. If your intermediary is registered with Broadridge, whom we have retained to manage beneficial shareholder Internet voting, you may vote over the Internet by accessing www.proxyvote.com and following the proxy login and voting instructions.

Voting through Intermediaries. A beneficial shareholder who does not vote by Internet will usually be given a voting instruction form by their intermediary which must be submitted by the beneficial shareholder in accordance with the instructions provided by the intermediary. In such case, you cannot use the Internet voting procedures described above and must follow the intermediary’s instructions (which in some cases may allow the completion of the voting instruction form by telephone or on the intermediary’s own Internet website). Occasionally, a beneficial shareholder may be given a form of proxy that has been signed by the intermediary and which is restricted to the number of shares owned by the beneficial shareholder but is otherwise not completed. This form of proxy does not need to be signed by the beneficial shareholder. In this case, you can complete the form of proxy and vote by mail or facsimile only, in the same manner as described above.

Voting in Person. A beneficial shareholder who receives a form of proxy or a voting instruction form from their intermediary who wishes to attend and vote at the Meeting in person (or have another person attend and vote on their behalf), should strike out the proxyholders named in the form of proxy and insert the beneficial shareholder’s (or such other person’s) name in the blank space provided or, in the case of a voting instruction form, follow the corresponding instructions provided by the intermediary.

In all cases, beneficial shareholders should carefully follow the instructions provided by the intermediary.

Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from the beneficial shareholder with respect to the voting of certain shares or, under applicable stock exchange or other rules, the intermediary does not have the discretion to vote those shares on one or more of the matters that come before the Meeting, will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter. Shares represented by such broker “non-votes” will, however, be counted in determining whether there is a quorum for the Meeting.

There are two types of beneficial shareholders: (i) those who object to their name being made known to the issuers of the securities that they own (“OBOs” or “Objecting Beneficial Owners”); and (ii) those that do not object to their name being made known to the issuers of the securities that they own (“NOBOs” or “Non-Objecting Beneficial Owners”). The Corporation has elected to deliver proxy-related materials directly to its NOBOs (rather than through Broadridge or another intermediary established by their broker or agent). As a result, NOBOs can expect to receive a form of proxy directly from Computershare. These proxies should be completed and returned to Computershare in the envelope provided for that purpose. OBOs will continue to receive their proxy-related materials from Broadridge or another intermediary and their proxy will be returned to the intermediary rather than to Computershare.

MATTERS TO BE ACTED UPON AT THE MEETING

Proposal One – Election Of Directors

One of the purposes of the Meeting is to elect directors to hold office until the next annual general meeting of shareholders and until their successors have been qualified and duly elected or appointed. There are presently eight directors of the Corporation, each of whose term of office will expire at the Meeting. Set forth below are the names, principal occupations, ages, committee memberships, directorships held with other companies and other biographical data for the eight nominees for director, as well as the month and year each nominee was first elected or appointed as one of our directors. The following information has been obtained from the Corporation’s records or from the nominees directly as of March 31, 2010. For further information concerning the nominees, see “Statement of Corporation Governance Practices” and “Security Ownership of Management and Certain Beneficial Owners” included elsewhere in this Proxy Statement. The nominees for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve.

The Board recommends a vote FOR all nominees.

Nominees For Director

Name and Occupation	Age	Description
Fred J. Dyment Independent Businessman	61
Mr. Dyment has served on our Board since August 1996. He sits on the Audit and Compensation Committees. He retired from Maxx Petroleum Ltd. in May 2001 after serving as that company’s President and Chief Executive Officer since September 2000. Prior to that, Mr. Dyment was the President and Chief Executive Officer of Ranger Oil Limited. He serves on the boards of directors for ARC Energy Trust, TransGlobe Energy Corporation and is Chairman of WesternZagros Resources Ltd. From January to October 2007, Mr. Dyment served on the board of Western Oilsands Ltd. From September 2002 to May 2008 Mr. Dyment served on the board of ZCL Composites Ltd. Mr. Dyment is a resident of Calgary, Alberta, Canada. Mr. Dyment’s independence, experience as a public company director and experience as an executive in the energy industry qualify him to serve on our Board.

Gary L. Kott Independent Businessman	68
Mr. Kott has served on our Board since January 2000. He is Chair of the Compensation Committee and sits on the Audit Committee. He retired from Global Marine Inc. in 1998 after serving as that company’s Senior Vice President and Chief Financial Officer for two years. Prior to that, Mr. Kott served as President of Global Marine’s principal operating subsidiary, Global Marine Drilling Company, for 17 years. Mr. Kott was a director of Friede Goldman Halter, Inc. (“FGH”), when it filed, together with most of its subsidiaries, a Chapter 11 bankruptcy case under the United States Bankruptcy Code in April 2001. In December 2003, a plan of reorganization was confirmed whereby all of FGH’s remaining assets were transferred to a liquidating trustee, who sold them for the benefit of the creditors. Mr. Kott served on the board of NS Group from March 2000 to March 2005. Mr. Kott is a resident of Montgomery, Texas, USA. Mr. Kott’s independence, experience as a public company director and as an executive in the energy industry qualify him to serve on our Board.

R. Vance Milligan, Q.C. Counsel, Bennett Jones LLP, Barristers & Solicitors	58
Mr. Milligan has served on our Board since February 2006. He is Chair of the Corporate Governance and Nominating Committee. Mr. Milligan is Counsel at the law firm of Bennett Jones LLP, Barristers & Solicitors, where he has been an attorney since 1980. He has served as a director of Newalta Corporation and its predecessor entities since 1994. Mr. Milligan is a resident of Calgary, Alberta, Canada. Mr. Milligan’s independence, experience as a public company director and as an attorney practicing in matters of corporate law governance qualify him to serve on our Board.

Name and Occupation	Age	Description
Julio M. Quintana President and Chief Executive Officer of the Corporation	50
Mr. Quintana has served on our Board since September 2004. He has served as our President and Chief Executive Officer since September 2005 and prior to that held the roles of President, Executive Vice President and Chief Operating Officer of the Corporation. Prior to September 2004, Mr. Quintana was the Vice President & General Manager, Integrated Project Management and Vice President, Exploitation for Schlumberger Technology Corp. from November 1999 to September 2004. He has also served on the board of directors of St. Mary Land & Exploration Company since July 2006. Mr. Quintana is a resident of Sugarland, Texas, USA. Mr. Quintana’s experience as a public company director, his service as our President and Chief Executive Officer and as an executive in the energy industry qualify him to serve on our Board.

John T. Reynolds Co-founder and Managing Director of Lime Rock Partners	39
Mr. Reynolds was appointed to our Board in March 2010. Mr. Reynolds co-founded Lime Rock Partners in 1998 and serves as Managing Director. Mr. Reynolds joined Goldman Sachs in 1992 and spent six years in the Investment Research Department where he had senior analyst responsibility for global oil service sector research and was one of the top-rated analysts in the sector. He is a graduate of Bucknell University (B.A.). Mr. Reynolds remains an active member of the Lime Rock Partners investment team, investigating and executing primarily energy service investment opportunities worldwide. He has served on the board of Allis-Chalmers Energy since 2009, and from 2004 to 2009 he served on the board of Hercules Offshore, Inc. Mr. Reynolds is a resident of Wilton, Connecticut, USA. Mr. Reynolds’ independence, experience as a public company director, financial analyst and partner at an energy investment firm qualify him to serve on our Board.

Norman W. Robertson Independent Businessman	73
Mr. Robertson has served on our Board since August 1996 and as the Chairman of our Board since November 2005. He sits on the Corporate Governance and Nominating Committee, and as Chairman, he is an ex officio member of the other committees of the Board. He retired from ATCO Enterprises Inc. where he served as President and Chief Executive Officer until 1994. Mr. Robertson is a resident of Calgary, Alberta, Canada. Mr. Robertson’s independence, experience as a public company director and executive qualify him to serve on our Board.

Michael W. Sutherlin President and Chief Executive Officer of Joy Global, Inc.	63
Mr. Sutherlin has served on our Board since September 2002. He sits on the Compensation Committee. He has been the President and Chief Executive Officer of Joy Global, Inc., a mining equipment and services provider, since 2006. Prior to that, Mr. Sutherlin served as Joy Global, Inc.’s Executive Vice President and President and Chief Operating Officer of Joy Technologies, Inc. Before he joined Joy Global in 2003, Mr. Sutherlin was Group President, Drilling Equipment, and President and Chief Operating Officer of Varco International, Inc. He has been a director of Joy Global, Inc. since 2006. Mr. Sutherlin is a resident of Milwaukee, Wisconsin, USA. Mr. Sutherlin’s independence, experience as a public company director and executive in the energy industry qualify him to serve on our Board.

Clifton T. Weatherford Independent Businessman	63
Mr. Weatherford has served on our Board since May 2004. He serves as Chair of the Audit Committee and sits on the Corporate Governance and Nominating Committee. He retired from Business Objects S.A., a software company, where he served as that company’s Executive Vice President and Chief Financial Officer until 2002. Mr. Weatherford currently serves on the boards of directors of the following public companies: Advanced Analogic Technologies, Inc., InfoUSA, Inc., SMART Modular Technologies (WWH) Inc. and Mellanox Technologies, Ltd. Mr. Weatherford is a resident of Los Gatos, California, USA. Mr. Weatherford’s independence, experience as a public company director and executive qualify him to serve on our Board.

Statement Of Corporate Governance Practices

Board Leadership, Composition and Independence

Our business is managed through the oversight and direction of our Board. The Board has an independent chairman (the “Chairman”), Mr. Robertson. A majority of the Board members (seven of the eight directors) are independent. Members of the Board are kept informed of our business through discussions with our Chairman, Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Independent directors meet periodically without management representatives as further described below, under “Meetings of the Board and Committees.” Each director must disclose all actual or potential conflicts of interest and refrain from voting in matters in which such director has conflict of interest.

The Board separates the role of Chairman from the role of Chief Executive Officer because it believes that this currently provides the most efficient and effective leadership model for the Corporation. The Board has determined that Messrs. Robertson, Dyment, Kott, Milligan, Reynolds, Sutherlin and Weatherford are independent directors under the rules of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules of The Nasdaq Stock Market (“Nasdaq”) and National Instrument 58-101, Disclosure of Corporate Governance Practices of the Canadian Securities Administrators (“NI 58-101”). One director, Mr. Quintana, is not considered independent for these purposes because he is an executive officer of the Corporation.

Public Directorships

Several of our directors are also directors of other reporting issuers (or the equivalent) in the United States and Canada. Current directorships and directorships held within the last five years are disclosed with each director’s biographical information on the preceding pages.

Charter of the Board

See Exhibit A to these materials for a copy of the Charter of the Board. A copy is also available on our website at www.tescocorp.com by selecting “Investor Relations,” then “Corporate Governance.”

Attendance at Annual General Meeting of Shareholders

In keeping with our corporate governance principles, directors are expected to attend the Meeting in person. All directors who were in office at the time of the 2009 annual general meeting of shareholders attended that meeting.

Position Descriptions

The Board has adopted written position descriptions for the Chairman and the Chair of each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The primary role of the Chair of each committee is to ensure each committee is organized properly, functions effectively and meets its obligations and responsibilities. The Chair of the Audit Committee also maintains on-going communications with the Corporation’s external auditors in order to lead the committee in performing its oversight and other audit related functions. The Board has also adopted a written position description for the Chief Executive Officer.

Orientation and Continuing Education

The Corporate Governance and Nominating Committee oversees an orientation and education program for new directors and encourages participation in ongoing educational opportunities for all directors. The objectives of such programs are to ensure that new directors understand the role of the Board and its committees, as well as the contribution individual directors are expected to make to the operation of the Corporation’s affairs. Continuing education opportunities are directed at enabling individual directors to maintain or enhance their skills and obligations as directors, as well as ensuring that their knowledge and understanding of the Corporation’s affairs remains current.

Ethical and Compliance Program

The Board has endorsed an Ethics and Compliance Program, which includes identification of officers of the Corporation responsible for managing the Corporation’s various compliance responsibilities and reporting periodically to the Board or the Corporate Governance and Nominating Committee. The Board has also adopted a formal Code of Conduct (the “Code”), which applies to all directors, officers, and employees. A copy of the Code is available on the facilities of SEDAR at www.sedar.com, on EDGAR at www.sec.gov, as an exhibit to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009, and on the Corporation’s website at www.tescocorp.com.

The Board has reviewed and approved a disclosure policy for the Corporation in order to promote consistent disclosure practices aimed at informative, timely and broadly disseminated disclosure of material information to the market, in accordance with applicable securities legislation. The Corporation has also implemented a whistleblower policy whereby individuals can report complaints relating to accounting, internal accounting controls, financial reporting and auditing matters directly to the Chair of the Audit Committee.

Director Nominations

The Corporate Governance and Nominating Committee has not established any specific minimum qualifications for membership on our Board. Rather, the committee will generally consider all relevant factors, which may include independence, experience, diversity, leadership and quality of character. The committee assesses the qualities and skills represented on the current Board with a view toward identifying complementary skill sets to add to the Board. The Corporate Governance and Nominating Committee will consider the skill set of any departing director in order that those skills may be considered in relation to the subsequent recruitment of new directors.

The Corporate Governance and Nominating Committee uses its available network of contacts when compiling a list of potential director candidates and may also engage outside consultants when appropriate. The committee also considers potential director candidates recommended by shareholders and other parties. All potential director candidates are evaluated based on the above criteria. Because the Corporate Governance and Nominating Committee makes no distinction in its evaluation of candidates based on whether such candidates are recommended by shareholders or other parties, no formal policy or procedure has been established for the special consideration of director candidates recommended by shareholders.

For the 2010 Meeting, any shareholder wishing to recommend a director candidate for consideration by the Corporate Governance and Nominating Committee must have provided written notice not later than February 15, 2010 (the deadline is February 18, 2011 for the 2011 Meeting) to the Corporate Secretary at our principal executive offices located at 3993 West Sam Houston Parkway, Suite 100, Houston, Texas 77043. Any such notice should clearly indicate that it is a recommendation of a director candidate by a shareholder and must set forth (i) the name, age, business address and residence address of the recommended candidate, (ii) the principal occupation or employment of such recommended candidate, (iii) the class and number of shares of the corporation which are beneficially owned by such recommended candidate, (iv) a description of all understandings or arrangements between the shareholder and the recommended candidate and any other person or persons pursuant to which the recommendations are to be made by the shareholder and (v) any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for the election of directors. In addition, such notice must contain (i) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting, (ii) the name and address, as they appear on the corporation’s books, of the shareholder proposing such nomination, (iii) the class and number of shares of the Corporation that are beneficially owned by such shareholder, (iv) any material interest of the shareholder in such recommendation and (v) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in such shareholder’s capacity as proponent of a shareholder proposal. Assuming that a shareholder recommendation contains the information required above, the Corporate Governance and Nominating Committee will evaluate a candidate recommended by a stockholder by following substantially the same process, and applying substantially the same criteria, as for candidates identified through other sources.

Board Committees

The current standing committees of the Board are the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Each of these committees has a written charter approved by our Board. A copy of each charter can be found attached to this proxy statement as an exhibit as well as in the Investor Relations section of our website at www.tescocorp.com by selecting “Investor Relations” and then “Corporate Governance.”

Audit Committee

Our Audit Committee consists of Messrs. Weatherford, Dyment and Kott. Mr. Robertson periodically attends meetings of the Audit Committee as an ex officio member by virtue of his position as Chairman, but does not vote at such meetings. Mr. Weatherford serves as Chair of the Audit Committee. The Board has determined that all of the members of the Audit Committee are “independent” for purposes of the Exchange Act, Nasdaq and as that term is defined in National Instrument 52-110 Audit Committees of the Canadian Securities Administrators (“NI 52-110”). This committee’s purpose is to represent and assist the Board with oversight of the integrity of the Corporation’s accounting and financial reporting process (including related internal controls) and the audits of the financial statements of the Corporation.

Our Board has determined that Mr. Weatherford is an “audit committee financial expert” as defined in the applicable rules and regulations of the Exchange Act, and all of the members of the Audit Committee are “financially literate” as that term is defined in NI 52-110.

The Board has further determined that each of the members of the Audit Committee possesses sufficient education and background to perform their duties on the Audit Committee. Specifically:

•
Mr. Dyment has been a member of the Canadian Institute of Chartered Accountants since 1972. He also previously served as the Senior Vice President Finance of Ranger Oil Limited and is currently a member of the audit committees of two of the companies for which he serves as a director.

•
Mr. Kott holds an MBA degree in Finance from the Wharton Business School of the University of Pennsylvania. He is a Certified Public Accountant (inactive) and the former Senior Vice President and Chief Financial Officer of Global Marine Inc.

•
Mr. Weatherford holds a Bachelor of Business Administration degree from the University of Houston. He has previously served as the Executive Vice President and Chief Financial Officer for BusinessObjects S.A. and has held senior financial positions at NETCOM On-Line Communications Services, Logitech, Texas Instruments, Schlumberger and Tandem Computers in the United States, Europe and Japan.

The Audit Committee reports regularly on its activities to the Board.

Compensation Committee

Our Compensation Committee currently consists of Messrs. Kott, Dyment and Sutherlin. Mr. Seldin was a member prior to May 15, 2009 and Mr. Milligan was a member during Q1 and Q2 2009. Mr. Robertson also periodically attends meetings of the Compensation Committee as an ex officio member by virtue of his position as Chairman, but does not vote at such meetings. Mr. Kott serves as Chair of the Compensation Committee. The Board has determined that all of the directors on the Compensation Committee are “independent” for purposes of the Nasdaq and as that term is defined in NI 58-101. The Compensation Committee’s purpose is to assist the Board in its oversight responsibilities relating to compensation matters for the Corporation, including the review and determination of compensation to be paid to executive officers and directors and the review and approval of compensation disclosure that may be required in accordance with applicable legal requirements.

The Compensation Committee makes determinations regarding the Corporation’s compensation policies, including salaries, short and long-term incentive compensation plans and equity-based plans, bonus plans, stock option plans and grants and benefit plans. The Compensation Committee has been delegated authority by the Board to set compensation for the Chief Executive Officer and certain other senior executives. For more information regarding the Corporation’s policies and procedures for the consideration and determination of executive compensation, see below under the caption “Compensation Discussion & Analysis.” The Compensation Committee regularly reports on its activities to the Board.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee consists of Messrs. Milligan, Robertson and Weatherford. Mr. Milligan serves as the Chair of the committee. Mr. Dyment and Mr. Sutherlin were members during Q1 and Q2 2009. The Board has determined that all of the directors on the Corporate Governance and Nominating Committee are “independent” for purposes of the Nasdaq and as that term is defined in NI 58-101.

The Corporate Governance and Nominating Committee’s purpose is to develop and review the Corporation’s approach to corporate governance and related matters and make recommendations to the Board in respect of such matters. The committee is also charged with the identification of appropriate nominees for the Board and the recommendation of qualified candidates to the Board. The Corporate Governance and Nominating Committee reports regularly to the Board on its activities.

Meetings of the Board and Committees

Set forth in the table below is a list of the meetings held by the Board and each of its committees during 2009 and the attendance record of each director at those meetings. The independent directors also hold at least four regularly scheduled meetings each year at which the non-independent directors and members of management are not in attendance. In 2009, the independent directors held four such meetings. Each committee also meets in the absence of management representatives at least four times per year. During 2009, each director standing for re-election attended or participated in at least 75% of the aggregate of the meetings held by our Board and each committee of the Board on which he served during the period for which he served.
	Board Meetings	Audit Committee Meetings	Compensation Committee Meetings	Corporate Governance and Nominating Committee Meetings
Number of Meetings Held in 2009:	9	11	6	7
Fred J. Dyment(1)	9	11	3	5
Gary L. Kott(2)	9	11	6	—
Raymond Vance Milligan, Q.C.(3)	9	—	3	5
Norman W. Robertson(4)	9	—	—	7
Peter K. Seldin(5)	3	—	1	—
Michael W. Sutherlin(6)	7	—	5	5
Robert M. Tessari(7)	3	—	—	—
Clifton T. Weatherford	9	11	—	6
Julio M. Quintana(8)	9	—	—	—

(1)
Mr. Dyment left the Corporate Governance and Nominating Committee after the May meeting and joined the Compensation Committee. He attended all five meetings of the Corporate Governance and Nominating Committee and all three meetings of the Compensation Committee held while he was a member of the Committees.

(2)
Mr. Kott attended one meeting of the Corporate Governance and Nominating Committee as a guest at the request for the Chairman. His attendance is not reflected here, as he is not a voting member of that committee.

(3)	Mr. Milligan left the Compensation Committee after the May meeting. He attended all three meetings held while he was a member.

(4)
Mr. Robertson joined the Corporate Governance and Nominating Committee in May 2009. As Chairman of the Board, Mr. Robertson periodically attends meetings of the Audit and Compensation Committees (and prior to May 2009, the Corporate Governance and Nominating Committee) in ex officio status. Mr. Robertson’s attendance at those meetings is not recorded here, as he is not a voting member of those committees.

(5)
Mr. Seldin retired from the Board on May 19, 2009. He attended three of the four meetings of the Board held while he was a Director. He attended one of the two meetings of the Compensation Committee held while he was on the Board.

(6)
Mr. Sutherlin left the Corporate Governance and Nominating Committee after the May meeting. He attended all five meetings of the Corporate Governance and Nominating Committee held while he was a member.

(7)	Mr. Tessari retired from the Board on May 19, 2009. He attended three of the four meetings of the Board held while he was a member.

(8)
As the Corporation’s Chief Executive Officer, Mr. Quintana periodically attends meetings of the Board’s committees at their invitation. Mr. Quintana’s attendance is not recorded at those meetings in this table since he is not a member of those committees.

Board and Committee Assessments

The Corporate Governance and Nominating Committee is responsible for making regular assessments of the overall performance, effectiveness and contribution of the Board and each committee, the Chairman, each committee Chair and each director, and reporting on such assessments to the Board. The committee oversees an annual assessment process which reviews these elements as well as the mix of experience and skills among members of the Board. The objective of the assessment is to ensure the continued effectiveness of the Board in the execution of its responsibilities and to contribute to a process of continuing improvement. In addition to any other matters the committee deems relevant, the assessments will consider, in the case of the Board or committee, the applicable charter, and in the case of individual directors, the applicable position descriptions, as well as the competencies and skills each individual director is expected to bring to the Board and its committees.

Compensation Committee Interlocks and Insider Participation

We do not have any compensation committee interlocks as described in the rules and regulations of the SEC. None of the directors on the Compensation Committee, or any of our executive officers will serve as a member of a board of directors or any compensation committee of any entity that has one or more executive officers serving as a member of our Board.

Shareholder Communication with our Board

Shareholders may communicate with our Board through the Corporation’s Corporate Secretary by writing to the following address: Board of Directors, c/o Corporate Secretary, Tesco Corporation, 3993 West Sam Houston Parkway North, Suite 100, Houston, Texas, United States 77043. The Corporate Secretary will forward all correspondence to the Chairman, except for junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Shareholders wishing to recommend candidates for the Board may communicate with the Corporate Governance and Nominating Committee at the same address. The Corporate Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Corporation for review and possible response.

Audit Committee Report

The following is our Audit Committee’s report in its role as the overseer of the integrity of our financial statements, the financial reporting process, our independent auditor’s performance, including their qualification and independence, and our compliance with legal and regulatory requirements. In carrying out its oversight responsibilities, our Audit Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the outside auditor’s work. This report shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Exchange Act or incorporated by reference in any document so filed.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP, the Corporation’s independent registered public accounting firm.

The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed with the independent auditors pursuant to Statement on Auditing Standards No. 61 (Communication with the Audit Committees), including the quality of the Corporation’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with PricewaterhouseCoopers LLP matters relating to its independence, including review of audit and non-audit fees and the written disclosures and letter from PricewaterhouseCoopers LLP to the Audit Committee pursuant to Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees).

Taking all of these reviews and discussions into account, the undersigned Audit Committee members have recommended that the Board approve the Corporation’s 2009 audited financial statements and their inclusion in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC and Canadian securities regulators.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE TESCO CORPORATION BOARD OF DIRECTORS
Clifton T. Weatherford, Chair
Fred J. Dyment
Gary L. Kott

Executive Officers

The following table shows the names and ages of each of our current executive officers and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.

Name	Age	Title
Julio M. Quintana	50	President, Chief Executive Officer and Director
Robert L. Kayl	39	Senior Vice President and Chief Financial Officer
Jeffrey L. Foster	42	Senior Vice President, Operations
Fernando R. Assing	44	Senior Vice President, Marketing and Business Development
James A. Lank	44	Senior Vice President, General Counsel and Corporate Secretary
John M. Dodson	48	Vice President and Corporate Controller
Jonathan B. O'Blenes	39	Vice President, Manufacturing and Surface Product Engineering

For a description of the business experience of Mr. Quintana, see the “Election of Directors” section of this proxy statement.

           Mr. Robert L. Kayl has served as our Senior Vice President and Chief Financial Officer since July 2008. Prior to that, he served as our Vice President and Corporate Controller since August 2007. From September 2006 until August 2007, Mr. Kayl worked for one of the Corporation’s subsidiaries as the Vice President, Tax and Treasury and as Vice President, Tax and Strategic Planning from September 2005 until September 2006. Prior to joining the Corporation in 2005, Mr. Kayl worked for Noble Drilling Services Inc., a subsidiary of Noble Corporation, as Tax Director.

Mr. Jeffrey L. Foster has served as our Senior Vice President, Operations since August 2007. Mr. Foster had been Vice President, CASING DRILLING™ of Tesco Services Inc., a subsidiary of Tesco Corporation, since September 2005. Prior to joining TESCO, Mr. Foster was employed in various capacities at Halliburton Company from 1996 to 2005, most recently in the position of Global Operations Manager, Sand Control. From 1991 to 1996 Mr. Foster worked in various project engineer capacities for Exxon Company, USA.

Mr. Fernando R. Assing has served as our Senior Vice President of Marketing and Business Development since May 2009. Prior to joining TESCO, Mr. Assing served in multiple global and regional positions within the Integrated Projects Management Division of Schlumberger between 1997 and 2009. Before that, Mr. Assing worked in various technical and project management roles in Venezuela and France for Technip from 1991 to 1997.

Mr. James A. Lank has served as our General Counsel and Corporate Secretary since November 2006 and as Senior Vice President since November 2009. Prior to joining the Corporation, Mr. Lank held the position of Associate Counsel at Nabors Corporate Services, Inc., a drilling services company, from May 2002 to October 2006.

Mr. John M. Dodson has served as our Vice President and Corporate Controller since November 2009. He was appointed as Principal Accounting Officer in November 2009. Prior to joining the Corporation, Mr. Dodson worked for Cal Dive International as Vice President – Accounting and Corporate Controller from October 2005 to March 2009. Before that, he was Corporate Controller for CapRock Communications from September 2003 to October 2005. Mr. Dodson has over 20 years of accounting and finance experience and is a Certified Public Accountant.

Mr. Jonathan B. O'Blenes has served as our Vice President, Manufacturing and Surface Product Engineering since March 2010. Prior to that, Mr. O'Blenes held the positions of Director of Sustaining Engineering from July 2007 to February 2010 and Lead, Field and Commissioning Support from September 2006 to June 2007. Prior to joining TESCO, Mr. O'Blenes was employed in various Engineering capacities at Nova Chemicals Research and Technology Center from 1997 to 2006.

Compensation Discussion & Analysis
Administration

TESCO’s Board has delegated responsibility and authority to the Compensation Committee for setting the compensation of the Chief Executive Officer and other named executives of the Corporation, including both cash and equity-based elements. The Board has also granted discretionary authority to the Compensation Committee to set compensation, including authority to approve awards under our Amended and Restated 2005 Incentive Plan (the “Incentive Plan”), for all other directors, officers and employees. Our Incentive Plan, which was approved by shareholders at our 2007 Annual General and Special Meeting, was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended 2009.

The Compensation Committee is also responsible for maintaining knowledge of competitive compensation practices, reviewing the design and competitiveness of our compensation and benefits programs, and evaluating, on at least an annual basis, the compensation packages for executive officers. The Compensation Committee takes into consideration a number of factors in making specific compensation determinations or recommendations, as the case may be, including the education and experience of the individual, the individual’s performance, the importance of the individual’s position to the achievement of our financial and operational goals, and the financial performance of TESCO.

The Compensation Committee has periodically engaged Mercer Human Resource Consulting (“Mercer”) to provide specific advice concerning (i) the comparison group, compensation, philosophy, benchmarking and Incentive Plan design for officer and director positions and (ii) market trends and issues. During those engagements Mercer has attended Compensation Committee meetings to review compensation policy and design for officers. The Compensation Committee used Mercer’s advice in designing compensation arrangements for 2009 and 2010. The Corporation’s management did not direct Mercer’s activities but did provide information to Mercer and made itself available for interviews. The decisions made by the Compensation Committee are the responsibility of the Committee and may reflect factors and considerations other than the information and recommendations provided by Mercer.

The Compensation Committee also considers the advice of Mr. Quintana, our President and Chief Executive Officer, concerning executive officers and key employees other than Mr. Quintana. Specifically, Mr. Quintana annually reviews the performance of each executive officer other than himself. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Board and the Compensation Committee can exercise their discretion in setting compensation or in modifying any recommended adjustments or awards to executives.

The Compensation Committee made its compensation determinations for 2010 in the fourth quarter of 2009, so that performance compensation targets could be announced at the beginning of the calendar year, in conjunction with implementation of the Corporation’s operating plan. The Compensation Committee anticipates following the same schedule in future years.

Philosophy and Objectives

TESCO’s compensation philosophy is based on the recognition that the interests of the shareholders are best served by attracting, retaining, and motivating top quality management personnel, especially executive officers. By offering competitive compensation packages that maintain an appropriate relationship between executive pay and the creation of shareholder value, we believe that we will be able to align the interests of our executive officers with those of our shareholders. To that end, in establishing executive compensation, we attempt to integrate the following principles in the design of the compensation packages that we offer to our executives:

•	annual base cash compensation should be set at a level making us competitive with our competitors for business opportunities and executive talent in the energy service industry;

•	annual cash bonuses should recognize the achievement of short term objectives; and

•
equity-based incentive awards (which to date have been in the form of stock options, restricted stock units and performance stock units for executives) should reflect progress toward financial objectives and should ensure that management has a continuing stake in our long-term success, our long-term objective of growth through innovative technology and our long term goal of creating value for our shareholders.

TESCO’s objective in setting executive compensation is the creation of incentives to reward management performance that leads to an increase in shareholder value, while exercising appropriate risk management. Shareholder value is a broad concept that includes not only quantitative factors such as stock price, earnings per share and return on capital employed, but also qualitative factors such as successful development and commercialization of key technologies that are expected to enhance long-term corporate value. As a result, management compensation may be tied to both financial and non-financial measures. Risk management means ensuring that the Corporation has a strategy for sustainable growth. The Compensation Committee considers, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk taking and believes that it does not. The largest compensation element provided to the named executive officers is composed of long-term equity awards tied to the Corporation’s stock price. Because the awards are staggered and subject to long-term vesting schedules, the committee believes TESCO’s named executive officers are appropriately incented to create sustainable shareholder value.

Accordingly, in considering the mix of compensation elements, the Compensation Committee considers both the amount and form of the compensation. The committee seeks to achieve the appropriate balance between immediate cash rewards and long-term financial incentives for the achievement of both annual and long-term financial and non-financial objectives. One tool used by the committee is comparison against a group of peer companies selected by the committee, as a means of evaluating the Corporation’s executive compensation. After the Compensation Committee selects the peer group, TESCO’s Human Resources department provides information to Mercer to allow it to match TESCO’s executive positions against survey positions from the peer group and provide benchmarking data to the Compensation Committee. Peer group data is a part of the information that the committee uses in determining the compensation elements for the Corporation’s executive officers but that does not alone determine the mix or level of executive officer compensation.

 The peer group is reviewed periodically when the Compensation Committee has reason to believe an update is appropriate due to changes in the market or group itself, but not necessarily every year. In the selection process, Mercer, with input from the Compensation Committee and management, assembles an initial list of potential peer companies, all of which are publicly traded upstream service and equipment providers to the oil and gas industry. That list is reviewed by the Committee and based on criteria described below, the Committee selects the final peer group from the initial list. The peer group includes companies that the Compensation Committee believes to be comparable to TESCO in terms of most recent fiscal year revenues, market capitalization (considered both as of a recent date and as an average over the prior calendar year), income and asset base. The Compensation Committee selects a group in which they consider the Corporation was as near as reasonably possible to median along those metrics, having regard for the cyclical and volatile nature of the oilfield service sector, as well as the fact that the Corporation is among the smallest of the publicly traded companies in its industry.

For the 2009 compensation cycle, the peer group consisted of: Allis-Chalmers Energy, Atwood Oceanics, Cal Dive International, CARBO Ceramics, Chart Industries, Core Laboratories, Dril-Quip, Hornbeck Offshore Services, ION Geophysical, Lufkin Industries, NATCO Group, Newpark Resources, Parker Drilling, RPC, Superior Well Services, T-3 Energy Resources and Tetra Technologies.

Depending on TESCO’s and an individual executive’s performance, the Compensation Committee expects that base salary would generally be at a median level in comparison to the peer group, that bonus compensation would be at a median level at target, with the opportunity to earn up to the 75th percentile (compared with the peer group) based on performance, and long term equity-based incentives would be at a 75th percentile level. The Compensation Committee believes that rewarding top performers with a combination of higher than median bonus and long term equity-based incentives will align individual interests to the achievement of our financial and operational objectives. Moreover, compensation levels reflect the Compensation Committee’s recognition that we compete with many larger companies for top executive-level talent.

The mix of compensation elements for other officers, managers, and other employees will depend on the level of the position. However, the final mix of base salary, annual bonus, and long term equity-based incentives is not set solely by reference to peer group measurements. Rather, the Compensation Committee will seek to fit compensation to an executive officer’s specific performance in the achievement of TESCO’s objectives. Regular meetings of the Board and the Compensation Committee are scheduled in advance and Compensation Committee meetings generally precede Board meetings. The Compensation Committee may review or adjust compensation, or make awards, at any time during a year in response to new appointments, promotions or for other reasons.

Compensation Elements

In order to balance short and long term incentives, we compensate our executive officers through (i) base salary, (ii) an annual cash performance bonus and (iii) the award of equity-based long term compensation. Executive officers may also participate with other employees in share purchases pursuant to our Amended and Restated Employee Stock Savings Plan (“ESSP”) and in other benefit programs, such as a 401(k) savings program, and life, health, and disability plans. Please refer to “Summary Compensation Table” below. Our ESSP was approved by shareholders at our 2007 Annual General and Special Meeting, and a copy was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. ESSP participants are entitled to set their voluntary contributions at a level of up to 7.5% of their earnings, but executive officers may make contributions at a greater dollar level than other employees as a function of their generally higher base salaries. The five senior most corporate officers are eligible for a matching contribution of up to 4% of their base salaries in the ESSP. Those executives do not receive matching contributions in TESCO’s 401(k) program, as other U.S. employees do. This structure was designed to increase senior executive ownership in TESCO stock, further aligning management interests with those of shareholders.

In setting compensation for 2009 and 2010, the Compensation Committee generally considered the following with respect to each element:

•
Base Salary. In determining base salaries the Compensation Committee considered compensation survey data, individual performance, position and succession capacity. While peer group data provided useful guidance, the Compensation Committee gave greater weight to its assessment of the value of an executive officer’s position to TESCO and to the market demand for the executive. Base salaries for a calendar year are generally expected to be set during the prior year fourth quarter. However, the Compensation Committee and the Board may review or adjust compensation, or make awards, at any time during a year in response to new appointments, promotions or changes in market conditions.

•
Non-Equity Incentive Compensation. In setting short-term incentive plan compensation (“STIP”) ranges, the Compensation Committee considered compensation survey data, individual performance, position and succession capacity. In setting STIP targets for these years, the Compensation Committee considered earnings per share, return on capital employed and individual performance. STIP payments based on prior year’s performance are finally determined during the first quarter of the following year and paid no later than March 15 of that year.

Payments are made based upon a combination of corporate-wide objectives and individual objectives. In some cases the individual goals will require the executive to manage others to achieve the goal. In some cases the executive will need to meet the objective individually. Each year the named executive officers share at least one financial target. For 2009 the common target was return on capital employed (“ROCE”). ROCE for each calendar year is calculated as: Pre-tax Operating Income ÷ Invested Capital, where “Pretax Operating Income” means Earnings Before Interest and Taxes (does not include interest income, interest expense, foreign exchange gains or losses and other items of income or expense properly classified below the “operating income” line of the Corporation’s income statement). “Invested Capital” for each calendar year shall be calculated as the average of:

(Shareholders’ Equity + Interest Bearing Debt* - Cash) on December 31 of the prior year, and

(Shareholders’ Equity + Interest Bearing Debt* - Cash) on December 31of the current year

* Including capital leases.

In 2010 the common financial target is earnings before adjusted interest, taxes depreciation and amortization (“Adjusted EBIDTA”) Adjusted EBITDA consists of earnings (net income or loss) available to common stockholders before interest expense, income tax expense, non-cash stock compensation, non-cash impairments, depreciation and amortization and other non-cash items. Adjusted EBITDA is not a measure of performance calculated in accordance with U.S. generally accepted accounting principles. Adjusted EBITDA is used as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results and to assess compliance with financial ratios and covenants included in our credit agreements.

In each case the target objectives are derived from the Corporation’s annual plan, as approved by the Board. The objectives and target STIP awards are designed to be achievable, but not without substantial effort and management skill on the part of the executive. Executives will not receive their maximum STIP awards without exceptional performance by both the executives and the Corporation, which performance would include fully meeting the ROCE (for 2009) or Adjusted EBIDTA (for 2010) target, the earnings per share target, and their individual objectives. To the extent a goal is not met in its entirety, the portion of bonus compensation attributed to that goal would be reduced. The Compensation Committee is responsible for assessing performance against those objectives in determining the level of STIP payout.

•
Long Term Equity-Based Incentives. Under the terms of our Incentive Plan, the Board may award various equity-based incentives to eligible directors, officers, employees and other persons. Under the plan, 10% of our outstanding Common Shares are authorized for the grant of equity incentive awards. As described further below, the Board has issued stock options, restricted stock units and performance stock units under the Incentive Plan to named executive officers. Using a mix of options, restricted stock units and performance stock units allows the Corporation to offer compensation that broadly aligns short and long-term goals of the executives with those of the Corporation. The mix of awards has varied from year to year depending on various factors described below. The Committee may modify the split of equity awards in the future based on market conditions and annual needs of the Corporation.

The goal of performance stock units is to align the interests of a recipient to the interests of shareholders by providing a long-term metric against which to measure management performance. Performance measures for performance stock units are set by the Compensation Committee. The payout of each performance stock unit is determined on the date of vesting and is arrived at by multiplying the value of TESCO common shares on that date by a multiplier (which may be greater than or less than 100%). The multiplier is based upon a performance objective formula that is determined when the performance stock unit is originally granted. There is no payout when threshold performance is not met. An average ROCE over three years was selected as the applicable metric because ROCE is a common performance metric used by our peers and it has been shown to have a strong correlation with share price. A three year average is intended to drive long-term performance. The Board determines whether performance stock units are settled in stock or cash at the time of settlement, based on tax and accounting implications.

Stock options and restricted stock awards granted under our Incentive Plan generally vest in three annual installments. Awards expire no later than seven years from the date of grant. Vested stock options may be exercised for a period of 90 days after termination of employment. Unvested incentive awards are forfeited upon termination of employment. The exercise price of options granted is set at the average of the high and low prices on the U.S. exchange where our shares are traded on the date of grant. Stock option grants (including grants made at other times or with respect to new hires or promoted employees) are not made effective during blackout periods prior to release of quarterly earnings results. At December 31, 2009, we had approximately 882,974 shares available for future grants.

The level of Long Term Incentive Plan (“LTIP”) compensation is expected to increase in relation to an executive officer’s responsibilities. The Compensation Committee considers the present value of equity awards granted annually to executive officers, as well as market data provided by Mercer. Awards may be granted at any Board or Compensation Committee meeting. However, with respect to continuing employees, including executives, that are not receiving a grant due to their promotion to a new position, such annual grants were in past years made contemporaneously with our annual general meeting. The Board and Compensation Committee expect to make annual awards in the fourth quarter of the preceding year in the future. Our general practice is to make annual awards to directors, officers and other employees at the same time.

Compensation for 2009

The 2009 base salaries for our named executive officers are shown below, under “Summary Compensation Table.” During 2008, the committee took note of data from Mercer showing that base salaries for TESCO’s executives were generally below the median amount paid to executives in the Corporation’s peer group, and approved a plan to bring base salaries up to median levels over a two year period, in order to achieve congruence with the Corporation’s stated compensation philosophy. Despite the Compensation Committee’s plan to increase executive salaries in 2009, as a result of the broad economic and industry downturn in late 2008 and early 2009, the four named executive officers who were at TESCO at the beginning of 2009 volunteered to forego the increased base salary amounts set by the Compensation Committee and to further reduce their base salaries for the remainder of 2009 to 90% of their 2008 base salaries. Mr. Assing joined the Corporation in May 2009 after the salary reductions had been instituted.

The Compensation Committee also took note of Mercer data showing that target STIP compensation for our executives was generally below the median amount paid to executives in the Corporation’s peer group, with a significant percentage falling in the bottom quartile. The Committee approved a two-year plan to bring STIP target ranges up to median in accordance with the Corporation’s stated compensation philosophy.

In 2009, 30% of the potential STIP bonus was based on the ROCE metric. The minimum ROCE related portion of the bonus was payable if ROCE exceeded 16% and the full bonus was payable if ROCE met or exceeded 23%. The ROCE targets were based upon the Corporation’s internal plan. The 2009 STIP multiplier would have ranged from 1.0 for earnings per share up to $1.20 and prorata between 1.0 and 2.0 for earnings per share between $1.20 and $1.76. Individual targets for each executive were also approved by the Compensation Committee. Payments were made on the basis of the full 2009 base salaries approved by the Compensation Committee, disregarding voluntary reductions in base salary accepted by the Corporation’s executives. The Company did not reach the 2009 ROCE or earnings thresholds, so no STIP payments were made in respect of those targets. Executives did meet some of their individual targets, which resulted in STIP payments based on the following (not all of the following objectives were met):

•
Mr. Quintana’s target STIP award was 80% of his base salary, and his maximum award was 160%. His actual award was 28%. The 2009 award made to Mr. Quintana was based on objectives related to net debt levels, inventory levels, CASING DRILLING™ revenues and operating income and commercialization of certain new product and service technologies.

•
Mr. Foster’s target STIP award was 50% of his base salary and his maximum award was 100%. His actual award was 15%. The award made to Mr. Foster was based on objectives related to net debt levels, inventory levels, DSO targets, corporate G&A expense targets, CASING DRILLING™ revenues and operating income, tubular services operating margin targets and indirect cost targets.

•
Mr. Kayl’s target STIP award was 50% of his base salary and his maximum award was 100%. His actual award was 26.25%. The award made to Mr. Kayl was based on objectives related to net debt levels, DSO targets, inventory targets and corporate general and administrative (“G&A”) expense targets.

•
Mr. Lank’s target award was 45% of his base salary and his maximum award was 90%. His actual award was 25.5%. The award made to Mr. Lank was based on objectives related to corporate G&A expense targets, the outcome of key litigation, outside legal service expense targets and net debt levels.

•
Mr. Assing’s target award was 45% of his base salary and his maximum award was 90%. His actual award was 12.5%. The award made to Mr. Assing was based on objectives related to net debt levels, inventory levels, DSO targets, CASING DRILLING™ revenues and operating income, corporate G&A expense targets and commercialization of certain new product and service technologies.

Data provided by Mercer indicated that TESCO’s executive LTIP award levels were generally in the bottom quartile of the peer group and no positions were paid above the median. Having regard to this, the Compensation Committee approved LTIP awards in November 2008 for the 2009 compensation cycle intended to bring executive LTIP compensation to the 75th percentile of the peer group. Recognizing the volatility of the Corporation’s industry, the Committee split the awards between options (30%), restricted stock units (30%) and performance stock units (40%). The 2009 performance stock units (issued November 2008) cover calendar years 2009-2011 and vest on December 31, 2011. The performance formula for these awards provides that if the threshold average ROCE performance of 14% is met, 50% of target payout will be provided. If the target ROCE performance of 19.5% is met, 100% of target payout is provided. If the stretch ROCE performance of 34.5% is met, 200% of target payout is paid. Intermediate numbers are interpolated. There is potential for 250% of the target payout to be paid if the ROCE performance reaches 46%.

Compensation for 2010

For the 2010 STIP program, 30% of the potential STIP bonus will be related to an Adjusted EBITDA target based upon the Corporation’s internal plan. The 2010 STIP multiplier will range from 1.0 up to 2.0 depending on the Corporation’s final 2010 earnings per share. No payments will be made in the event the Corporation has negative earnings for 2010. Mr. Quintana’s target STIP award is 100% of his base salary, and his maximum award is 200%. Mr. Foster’s target STIP award is 65% of his base salary and his maximum award is 130%. Mr. Kayl’s target STIP award is 50% of his base salary and his maximum award is 100%. Mr. Lank’s target award is 50% of his base salary and his maximum award is 100%. Mr. Assing’s target award is 50% of his base salary and his maximum award is 100%. In 2010 all of the named executive officers share the same individual goals: completion of certain IT infrastructure projects, achieving certain year-end inventory levels, the commercialization of certain product technologies, proprietary tubular services revenue targets and CASING DRILLING™ revenue targets.

For the 2010 compensation cycle LTIP awards, the Compensation Committee determined upon a mix of 50% stock options and 50% restricted stock units. Awards were made in November 2009.

Stock Ownership Guidelines

The Board has adopted voluntary stock ownership guidelines for directors and certain executive officers as follows:

Title	Stock Ownership Guidelines
Chief Executive Officer	3 times base salary
Chief Financial Officer	2 times base salary
Senior Vice Presidents	1 times base salary
Board Members	3 times annual retainer

The guidelines regarding equity ownership shall include direct and indirect beneficial ownership, as well as exercising control or direction over common shares of the Corporation and restricted share units (RSUs). As a transition measure, persons subject to the equity ownership guidelines shall have five years from the date of appointment or May 15, 2009, whichever is the later, to accumulate the minimum holdings under the guidelines, with the expectation that 50% of the ownership would be achieved by the end of the third year. In addition, specific arrangements may be made for directors when a qualified candidate might be precluded from serving by these requirements on a case-by-case basis.

So long as an officer or director subject to this guideline is not currently meeting the applicable equity ownership listed above (whether by reason of the number of shares acquired or a change in the value of the Corporation’s stock), he or she is expected to retain at least 75% of any shares issued upon vesting or exercise of an award under the Company’s Incentive Plan, net of those shares sold to meet tax obligations in respect of such vesting or exercise. Officers and directors not meeting this expectation will be asked to explain their particular circumstances to the Board and demonstrate a plan to meet guidelines set forth herein.

Where an individual is both a director and a senior executive officer, the individual will be required to satisfy the equity ownership guidelines for senior executive officers.

Employment and Change of Control Agreements

Determination of salaries and bonuses of executive officers has historically been based in part on the employment agreements we entered into with those officers when they joined TESCO. TESCO has entered into employment agreements with each of the executive officers named in the summary compensation table which follows.

Employment Agreements

Name	Date of Agreement
Julio M. Quintana President and CEO	December 31, 2008(1)
Robert L. Kayl SVP and CFO	August 18, 2008(1)
Jeffrey L. Foster SVP, Operations	December 31, 2007(1)
Fernando R. Assing SVP, Marketing and Business Development	May 11, 2009
James A. Lank SVP, General Counsel and Corporate Secretary	December 31, 2007(1)

(1)	Amended effective March 15, 2009.

These employment agreements include termination provisions which are described in the “Summary Compensation Table” section of this Proxy Statement under the heading “Potential Payments Upon Termination or Change of Control.” In addition, the employment agreements provide certain benefits in the event that there is a change of control of TESCO. A description of the material terms and potential payouts of these change of control arrangements is found below under “Potential Payments Upon Termination or Change of Control.”

Impact of Accounting and Tax Treatment

Section 162(m) of the Internal Revenue Code of 1986 as amended places a limit of $1,000,000 on the amount of compensation that may be deducted by the Corporation for U.S. tax purposes in any year with respect to our Chief Executive Officer and other “covered executives,” unless the compensation is “performance-based compensation” as described in Section 162(m) and the related regulations, as well as pursuant to a plan approved by TESCO’s shareholders. Although certain portions of the compensation paid to such executives may qualify for deductibility under Section 162(m), we did not consider deductibility under Section 162(m) as a material factor in designing compensation awards. Rather, we believe our interests are best served by designing our compensation arrangements to be competitive and to reward contributions to the achievement of our financial and non-financial goals.

The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option pricing model in accordance with applicable accounting standards. Once the fair value of each award is determined, the related compensation expense is recognized in our financial statements ratably over the vesting period.

Compensation Committee Report

We, the Compensation Committee of the Board, have reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) within the Executive Compensation section of this Proxy Statement with the management of the Company. Based on such review and discussion, we are of the opinion that the executive compensation policies and plans provide appropriate compensation to properly align Tesco’s performance and the interests of its shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short-and long-term. Accordingly, we have recommended to the Board that the CD&A be included as part of this Proxy Statement.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE TESCO CORPORATION BOARD OF DIRECTORS
Gary L. Kott, Chair
Fred J. Dyment
Michael W. Sutherlin

Equity Compensation Plan Information At December 31, 2009

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)		Weighted-average exercise price of outstanding options, warrants and rights ($) (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)
Equity compensation plans approved by security holders	1,767,036	(1)	11.89	(2)	882,974	(3)(4)
Equity compensation plans not approved by security holders	—		—		—
Total	1,767,036		11.89	(2)	882,974

(1)
An additional 667,951 restricted stock units and up to 457,000 share equivalents of performance stock units were outstanding at December 31, 2009. Restricted stock units may be settled in cash or shares on vesting at the option of the Corporation on a 1:1 basis. Currently outstanding performance stock units may be settled in cash or shares on vesting at the option of the Corporation with a maximum settlement of 2.5:1.

(2)	Includes 660,567 options with a weighted average exercise price of C$19.76, converted to US$ at TESCO’s December 2009 internal bookkeeping exchange rate.

(3)
Net of additional awards listed in note (1) above. Under the terms of our Incentive Plan, 10% of our outstanding Common Shares are authorized for the grant of equity incentive rewards to eligible directors, officers, employees and other persons.

(4)	Includes shares reserved for a specified use: 466,335 shares for issuance under the ESSP.

SUMMARY COMPENSATION TABLE

In 2009 the aggregate remuneration paid to our five highest-paid employees, including Julio Quintana, who is also a director, but receives no compensation in that capacity, was $5,166,864. The following table shows the compensation paid by TESCO for the fiscal year ended December 31, 2009 to the Chief Executive Officer, the Chief Financial Officer and the next three most highly compensated executive officers as of December 31, 2009 (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Julio Quintana	2009	415,386	—	745,284	744,670	134,400	24,811	2,064,551
President and CEO	2008	449,423	—	1,944,289	1,487,760	325,377	19,424	4,226,273
	2007	437,823	—	291,038	239,680	111,563	17,948	1,098,052

Robert L. Kayl	2009	230,769	—	219,018	218,655	69,600	14,114	752,156
SVP and CFO	2008	223,423	—	500,675	329,096	144,500	10,028	1,207,722
	2007	198,072	100,000	40,453	32,684	46,550	70,396	488,155

Jeffrey L. Foster	2009	224,308	—	283,374	283,065	40,500	9,782	841,029
SVP, Operations	2008	242,723	50,000	456,417	240,774	55,112	10,901	1,055,927
	2007	224,646	—	85,963	150,966	31,500	8,795	501,871

James A. Lank	2009	221,538	—	198,258	198,315	65,000	8,994	692,105
SVP, General Counsel	2008	238,731	—	337,208	193,524	117,072	7,045	893,580
and Corporate Secretary	2007	192,859	—	63,208	52,797	45,325	162	354,351

Fernando R. Assing	2009	147,692	33,543	304,408	308,825	18,800	3,755	817,023
SVP, Marketing and	2008	—	—	—	—	—	—	—
Business Development	2007	—	—	—	—	—	—	—

(1)      Aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(2)      Represents amounts earned under the 2009 STIP program. Actual payments were made in March 2010.

(3)	Includes employer matching payments from the ESSP and additional payments in respect of long term disability insurance premiums.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2009

		Estimated Future Payouts Range Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold	Target	Maximum	or Units(#)	Options(#)	Awards	Awards
Julio Quintana		—	525,000	1,050,000
	11/19/2009					131,800	$10.38	$744,670
	11/19/2009				71,800			$745,284

Robert L. Kayl		—	140,000	280,000
	11/19/2009					38,700	$10.38	$218,655
	11/19/2009				21,100			$219,018

Jeffrey L. Foster		—	195,000	390,000
	11/19/2009					50,100	$10.38	$283,065
	11/19/2009				21,100			$219,018

Fernando R. Assing		—	135,000	270,000
	5/14/2009					21,500	$9.65	$110,510
	5/14/2009				11,000			$106,150
	11/19/2009					35,100	$10.38	$198,315
	11/19/2009				19,100			$198,258

James A. Lank		—	137,500	275,000
	11/19/2009					35,100	$10.38	$198,315
	11/19/2009				19,100			$198,258

(1)
Represents amounts available under the 2010 STIP, which was approved in November 2009. Amounts earned under the 2009 STIP by the named executive officers are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

Narrative Of Disclosure To Summary Compensation Table
And Grants Of Plan-Based Awards Table

Non-Equity Incentive Plan

Our short term incentive plan provides for annual bonus payments to the named executive officers and other eligible employees based on earnings per share, return on capital employed and individual performance. A more detailed discussion of our short term incentive plan and the performance objectives established under it for fiscal year 2009 is set forth in the “Compensation Discussion and Analysis” above. Short term incentive plan awards are included in the “Non-Equity Incentive Plan” column of the Summary Compensation and the Grants of Plan-Based Awards tables.

Performance Stock Units

Performance stock units are restricted stock units that vest at the end of a three-year measurement period (e.g. performance stock units issued in February 2008 measure performance from January 1, 2008 through December 31, 2010). The payout of each performance stock unit is determined on the date of vesting and is arrived at by multiplying the value of our common shares on that date times a multiplier (which may be greater than or less than 1). The multiplier is based upon a performance objective formula that is determined when the performance stock unit is originally granted. There is no payout when threshold performance is not met. If the target performance hurdle is met, 100% of target payout is provided. If the stretch performance hurdle is met, 200% of target payout is paid. Intermediate numbers are interpolated. There is potential for 250% of the target payout to be paid if the maximum performance hurdle is met. Performance stock unit awards are included in the “Stock Awards” column of the Summary Compensation Table. No performance stock units were granted in 2009.

Offer to Amend Eligible Options

In March of 2007, our Board initiated a review of our historical stock option grant practices and appointed the Audit Committee to oversee the investigation. The Audit Committee determined that the correct measurement dates for a number of stock option grants previously made by us, including grants during the period May 20, 2003 to March 15, 2006, differed from the measurement dates previously used to account for such option grants. The Audit Committee identified certain instances where the fair market value of our stock on the measurement dates for grants of options was higher than the exercise price of the options. As such, these affected stock options were deemed, for accounting purposes, to have been granted at a discount. Based on the determination made for accounting purposes, the discounted options (for accounting purposes) may have been deemed to have been granted at a discount for tax purposes, which may expose the holders of these impacted stock option grants to potentially adverse tax treatment under Section 409A of the Internal Revenue Code and state law equivalents.

In response we made an Offer to Amend Eligible Options in December 2007 to permit certain holders, including certain named executive officers and directors, of those affected options to address the potential adverse personal tax consequences that may apply to their affected options under Section 409A and state law equivalents. Specifically, we offered to amend each affected option to reflect a corrected grant date and corresponding increase in the exercise price. In addition, option holders who accepted the Offer to Amend Eligible Options received, with respect to each amended option, a cash payment equal to the applicable price differential between the exercise price of the options exchanged and the options issued in the Offer to Amend Eligible Options, multiplied by the total number of option shares exchanged (less applicable tax withholding). Cash payments were made in 2008. The aggregate cash payment made pursuant to the Offer to Amend Eligible Options was $403,000.

Each option amended pursuant to the Offer to Amend Eligible Options has the same material terms and conditions as it did prior to the amendment, including the same exercise and vesting schedule and expiration date.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (4) (5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)(6)
Julio M. Quintana	19,066	9,534	23.98	3/14/2014
	50,000	0	18.74	5/18/2013
	7,933	15,867	25.38	2/28/2015
	16,667	92,533	36.21	6/6/2015
	36,401	72,799	7.51	11/18/2015
	0	131,800	10.38	11/19/2016
					97,268	1,237,248
							82,600	1,050,672

Robert L. Kayl	8,250	0	19.68	8/15/2012
	14,000	0	18.74	5/18/2013
	2,600	1,300	23.98	3/14/2014
	1,600	3,200	25.38	2/28/2015
	3,666	7,334	31.71	8/18/2015
	10,667	21,333	7.51	11/18/2015
	0	38,700	10.38	11/19/2016
					35,034	445,632
							23,300	296,376

Jeffrey L. Foster	20,000	0	19.68	8/5/2012
	18,000	0	18.74	5/18/2013
	5,666	2,834	23.98	3/14/2014
	5,000	2,500	28.98	8/15/2014
	2,566	5,134	25.38	2/28/2015
	13,834	27,666	7.51	11/18/2015
	0	50,100	10.38	11/19/2016
					41,034	521,952
							30,800	391,776

Fernando R. Assing	0	21,500	9.65	5/14/2016
	0	35,100	10.38	11/19/2016
					30,100	382,872

James A. Lank	19,800	0	17.71	11/15/2013
	4,200	2,100	23.98	3/14/2014
	2,533	5,067	25.38	2/28/2015
	9,700	19,400	7.51	11/18/2015
	0	35,100	10.38	11/19/2016
					33,500	426,120
							22,600	287,472

(1)
All options vest one-third per year on each anniversary of their respective grant dates and expire on the seventh anniversary of their respective grant dates. Vested options may be exercised for a period of 90 days following termination of employment. Unvested options are forfeited upon termination of employment.

(2)	Exercise price converted from C$ based on the Bank of Canada noon exchange rate on the date of grant.

(3)	Total number of restricted stock units awarded to participant (multiple award dates.)

(4)	Total number of performance stock units awarded to participant (multiple award dates.)

(5)	Based on performance stock unit target vesting value of 100%.

(6)	Market Value is based on the average of the high and low prices on NASDAQ on December 31, 2009.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2009

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired at Vesting (#)	Value Realized at Vesting ($)
Julio M. Quintana	—	—	24,699	252,356
Robert L. Kayl	—	—	6,966	69,046
Jeffrey L. Foster	—	—	6,866	72,505
Fernando R. Assing	—	—
James A. Lank	—	—	4,800	50,688

SECURITY BASED COMPENSATION ARRANGEMENTS AT MARCH 31, 2010

	Shares Issued			Shares Issuable(1)			Shares Issuable under Outstanding Awards
	(#)		(%)(2)	(#)		(%)(2)	(#)		(%)(2)
Incentive Plan
Stock Options	8,645,644	(3)	22.88%	12,420,605	(4)	32.87%	1,767,036		4.68%
Restricted Stock Units	200,610		*	*	(4)	*	667,951		1.77%
Performance Stock Units	—		*	*	(4)	*	457,000	(5)	1.21%
ESSP	33,665	(6)	*	481,203		1.27%	N/A		N/A

*Denotes less than 1.0%.

(1)	Includes shares issuable under authorized and outstanding awards.

(2)      As a percentage of shares outstanding at March 31, 2010 (37,782,249).

(3)      Issued upon exercise of stock options since 1994, when the first Incentive Plan was adopted.

(4)
The total number of shares reserved for issuance for all incentive awards is not calculated separately for stock options, restricted stock units or performance stock units, and that number is shown under the total "Shares Issuable" for Stock Options.

(5)      The formula for the maximum payout of PSUs is a multiplier of 2.5 times the number of PSUs outstanding (182,800).

(6)      Since 2007, when the ESSP was amended to allow issuance of shares for participants who are also Insiders.

Potential Payments Upon Termination Or Change Of Control

Potential Payments Upon Termination

Pursuant to their employment agreements, each named executive officer would be entitled to certain benefits upon the termination of his employment. Such benefits depend upon the circumstances surrounding his termination, which are described below:

•
Termination by us upon death, disability or retirement. Upon termination under these circumstances, each named executive officer is not entitled to any additional benefits under his employment agreement.

•
Termination by us for cause (as defined in each executive officer’s employment agreement), or resignation by the named executive officer without good reason (as defined in each executive officer’s employment agreement). Upon termination under these circumstances, no STIP payment for the year in which the termination occurs or severance payment shall be payable.

•
Termination by us without cause, or resignation by the named executive officer for good reason. Upon termination under these circumstances, each named executive officer shall be entitled to a severance payment equal to one times his base annual salary (two times in the case of Mr. Quintana), plus a STIP payment. The named executive officer’s STIP payment for the year in which he is terminated would be calculated on the basis of a full year participation, meeting all requirements for a target bonus.

The table below sets forth the total estimated payments and benefits that would be paid to each named executive officer under his employment agreement as a result of the named executive officer’s termination of employment without cause or with good reason. The amounts shown assume termination of employment on December 31, 2009. However, the actual amounts that would be paid to the named executive officers under each scenario can only be determined at the time of termination.

Name	Termination Without Cause or for Good Reason(1)
Julio M. Quintana President and CEO	1,344,000
Robert L. Kayl Senior Vice President and CFO	397,500
Jeffrey L. Foster Senior Vice President, Operations	405,000
Fernando R. Assing Senior Vice President, Marketing and Business Development	348,000
James A. Lank Senior Vice President, General Counsel and Corporate Secretary	369,750

(1)
The amounts shown do not include the value of vested stock options and incentive awards held by the named executive officers as of December 31, 2009 because they had already been earned by the named executive officer and their vesting is not contingent on a termination of employment. See “Outstanding Equity Awards At December 31, 2009,” above.

Potential Payments Upon a Change of Control

The employment agreements for our named executive officers provide for certain benefits to be paid to them in the event of a “change of control,” defined as:

•
A change in ownership that occurs when one person or a group (as determined for the purposes of Code Section 409A) acquires stock that, combined with stock previously owned, controls more than 50% of the value or voting power of the stock of the Corporation (incremental increases in ownership by a person or group that already owns fifty percent (50%) of the Corporation do not result in a change in ownership);

•
A change in effective control that occurs on the date that, during any 12-month period, either (x) any person or group acquires stock possessing more than 50% of the voting power of the Corporation, or (y) the majority of the board of directors of the Corporation is replaced by persons whose appointment or election is not endorsed by a majority of the Board of the Corporation prior to the date of the appointment or election; or

•
A change in ownership of a substantial portion of the assets that occurs on the date that a person or a group acquires, during any 12-month period, assets of the Corporation having a total gross fair market value equal to more than 50% of the total gross fair market value of all of the Corporation’s assets; provided, however, that there is no change in control event under this subsection when there is a transfer to: (w) a shareholder of the Corporation (immediately before the asset transfer) in exchange for or with respect to its stock; (x) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the

Corporation immediately after the asset transfer; (y) a person, or more than one person acting as a group, that owns immediately after the asset transfer, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Corporation (Mr. Quintana’s agreement does not include this subsection (y)); or (z) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in item (y) within the meaning of Internal Revenue Code Section 409A. For the purposes of this paragraph (3) “gross fair market value” shall have the meaning as provided in Section 409A

Pursuant to their respective employment agreements, the named executive officers will receive the following in the event of a change of control if they are employed by TESCO on the date of such change of control (but with respect to Messrs. Kayl, Foster, Assing and Lank, only if their employment is terminated by the Corporation other than for cause, disability or death, or if such executive’s employment is terminated by the executive for good reason, within 12 months of such change of control):

•
a cash amount equal to two times (three times in the case of Mr. Quintana) the employee’s annual cash compensation, which includes base salary and the maximum STIP payable for the year in with the change of control occurred, paid on the basis of a deemed 12 month calendar year participation. In Mr. Quintana’s case, some of this amount may be paid after a waiting period in compliance with Section 409A.

•	full acceleration of vesting of all of the named executive officer’s existing unvested equity-based awards; and

•	a lump sum amount equal to the cost of continuation of group health coverage under COBRA for a period of 18 months.

To receive the benefits upon a Change of Control, the affected named executive officer must pay any debts owed to the Corporation and must execute a release of liability in favor of the Corporation against any future employment-related claims.

If we had experienced a Change of Control as of December 31, 2009, we would have had to pay to the named executive officers the following amounts:

Executive	Severance Payment ($)	Value of Accelerated Options (1)($) (1)	Value of Accelerated Performance Stock Units ($) (2)	Value of Accelerated Restricted Stock Units ($)	18 Mo. COBRA Benefit ($) (3)	280GGross Up Payment ($) (4)	Total
Julio M. Quintana (5)	3,744,000	687,695	1,196,952	1,237,249	23,273	1,769,422	8,658,591
Robert L. Kayl (6)	1,060,000	201,703	316,728	445,632	20,287	563,808	2,608,159
Jeffrey L. Foster (6)	1,080,000	261,374	435,024	521,952	20,287	648,965	2,967,603
Fernando R. Assing (5)	912,000	148,139		382,872	23,273	369,125	1,835,409
James A. Lank (6)	969,000	183,208	319,272	426,120	23,075	530,399	2,451,074

(1)
The value of accelerated stock options upon a change of control has been calculated as the difference between the exercise price and the closing price of the shares on December 31, 2009, multiplied by the number of options vesting as a result of the change of control. Options with exercise prices above the market price on that date have not been taken into account.

(2)	The value of accelerated performance stock units upon a change of control has been calculated assuming target performance.

(3)	Each named executive officer is entitled to a lump sum payment equal to the cost of 18 months COBRA coverage.

(4)	Assumes no value assigned to executive's noncompetition agreement, and no value of accelerated awards is attributed to past services. Mr. Assing's payment is based on annualized 2009 compensation.

(5)	Mr. Quintana would receive change of control payments if he was employed by the Corporation at the time a change of control occurred.

(6)
Messrs. Kayl, Foster, Assing and Lank would be entitled to change of control payments if their employment were terminated for good reason by the executive or without cause by the Corporation within 12 months of a change of control.

Board Member Compensation

During 2009, directors of the Corporation who are not employees of the Corporation received an annual retainer of $25,000. The Chairman received an additional retainer of $25,000 annually. The Chair of the Audit Committee received an additional $18,000. The Chairs of the Compensation and the Corporate Governance and Nominating Committees received an additional $6,000. Directors of the Corporation who were not employees of the Corporation received meeting fees of $2,000 per Board or committee meeting requiring personal attendance. They also received $1,000 per Board or committee meeting requiring attendance by telephone. Directors are also reimbursed for their reasonable travel expenses incurred to attend meetings in person. For 2010, the Board has increased the annual board retainer to $35,000 and the Chairman’s retainer to $35,000. The remaining retainers and meeting fees were not changed.

Directors are also entitled to participate in the Corporation’s Incentive Plan. During the year ended December 31, 2009, 27,000 restricted stock units and a total of 49,800 options with an exercise price of $10.38 were granted to non-employee directors. Restricted stock units and options both vest in three annual installments and the options expire seven years from the date of grant. Unvested incentive awards granted to a non-employee director will vest automatically upon any change of control (as defined in the Incentive Plan), or upon the death, disability, retirement, voluntary refusal to stand for reelection, or any other change in such non-employee director’s status other than removal of such director by shareholder action.

           In 2009 the aggregate remuneration for all directors was $3,319,203, which includes total compensation to Julio Quintana, our President and Chief Executive Officer, of $2,064,551. Mr. Quintana receives no compensation in his capacity as a director. The compensation that our non-employee directors earned for serving on our Board for the fiscal year ending December 31, 2009 is outlined in the following table:

Director Compensation

Name	Fees Earned or Paid in Cash ($) (3)	Stock Awards ($) (4)	Option Awards ($) (5)	Total ($)
Fred J. Dyment	68,000	46,710	46,895	161,605
Gary L. Kott	74,000	46,710	46,895	167,605
R. Vance Milligan, Q.C.	62,000	46,710	46,895	155,605
John T. Reynolds (1)	—	—	—	—
Norman W. Robertson	88,000	46,710	46,895	181,605
Peter K. Seldin (2)	13,306	—	—	13,306
Michael W. Sutherlin	55,000	46,710	46,895	148,605
Robert M. Tessari (2)	13,306	—	—	13,306
Clifton T. Weatherford	84,000	46,710	46,895	177,605

(1)	Mr. Reynolds joined the Board in March 2010 and did not receive any payments or awards in 2009.

(2)	Messrs. Seldin and Tessari retired from the Board at the 2009 Meeting and did not receive any option awards or payments in 2009 after that date.

(3)	Represents retainers and meeting fees earned in 2009. Includes Q4 2009 fees paid in Q1 2010. Does not include Q4 2008 fees paid in Q1 2009.

(4)	Column reflects the fair value of restricted stock units awarded in 2009 calculated in accordance with FASB ASC Topic 718.

(5)	Column reflects the fair value of stock options awarded in 2009 calculated in accordance with FASB ASC Topic 718.

The table below shows the aggregate number of options awards outstanding for each director as of December 31, 2009 as well as the number of shares underlying option awards during 2009 and the grant date fair value of option grants made during 2009.

Director Option Awards

Name	Aggregate Number Of Option Awards Outstanding As Of December 31, 2009 (#)	Option Awards Made During 2009 (#)	Grant Date Fair Value Of Option Awards Made During 2009 ($)
Fred J. Dyment	44,100	8,300	46,895
Gary L. Kott	54,600	8,300	46,895
R. Vance Milligan, Q.C.	37,600	8,300	46,895
John T. Reynolds (1)	—	—	—
Norman W. Robertson	69,600	8,300	46,895
Peter K. Seldin (2)	—	—	—
Michael W. Sutherlin	69,600	8,300	46,895
Robert M. Tessari (2)	—	—	—
Clifton T. Weatherford	46,300	8,300	46,895

(1)	Mr. Reynolds joined the Board in March 2010 and did not receive any option awards in 2009.

(2)	Messrs. Seldin and Tessari retired from the Board at the 2009 Meeting and did not receive any option awards in 2009.

Security Ownership Of Management And Certain Beneficial Owners

For purposes of this proxy statement a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) “voting power,” which includes the power to vote, or to direct the voting of, any class of our voting securities; and/or “investment power,” which includes the power to dispose, or to direct the disposition of, any class of our voting securities.

Security Ownership Of Directors and Management

Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of our Common Shares as of March 31, 2010, by (i) each of our directors, (ii) each of our named executive officers and (iii) all of our directors and executive officers as a group. The address for all of our directors and officers is c/o Tesco Corporation, 3993 West Sam Houston Parkway North, Suite 100, Houston, Texas, United States 77043.
Name of Shareholder	Number of Shares Beneficially Owned		Percent of Class(1)
Directors
Fred J. Dyment	46,065	(2)	*
Gary L. Kott	52,032	(3)	*
Raymond Vance Milligan, Q.C.	28,565	(4)	*
Julio M. Quintana	221,093	(5)	*
John T. Reynolds	6,877,799	(6)	18.20%
Norman W. Robertson	70,565	(7)	*
Michael W. Sutherlin	68,465	(8)	*
Clifton T. Weatherford	42,565	(9)	*

Named Executive Officers			*
Robert L. Kayl	60,031	(10)	*
Jeffrey L. Foster	77,668	(11)	*
Fernando R. Assing	11,891	(12)	*
James A. Lank	48,808	(13)	*

All directors and named executive officers as a group (12 persons)	7,605,547		20.13%

(1)
Percentages have been based on 37,782,249 Common Shares issued and outstanding at March 31, 2010. For purposes of computing the percentage of outstanding Common Shares held by any individual listed in this table, any Common Shares that such person has the right to acquire pursuant to the exercise of a stock option and the settlement of restricted stock units that are exercisable or will vest within 60 days of March 31, 2010 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Includes (i) 18,632 Common Shares held by Mr. Dyment and (ii) 27,433 Common Shares issuable upon exercise of stock options and the settlement of restricted stock units held by Mr. Dyment that are exercisable or will vest within 60 days of March 31, 2010.

(3)
Includes (i) 14,099 Common Shares held by Mr. Kott and (ii) 37,933 Common Shares issuable upon exercise of stock options and the settlement of restricted stock units held by Mr. Kott that are exercisable or will vest within 60 days of March 31, 2010.

(4)
Includes (i) 7,632 Common Shares held by Mr. Milligan and (ii) 20,933 Common Shares issuable upon exercise of stock options and the settlement of restricted stock units held by Mr. Milligan that are exercisable or will vest within 60 days of March 31, 2010.

(5)
Includes (i) 73,559.98 Common Shares held by Mr. Quintana directly and through his ESSP accounts and (ii) 147,533 Common Shares issuable upon exercise of options held by Mr. Quintana that are exercisable within 60 days of March 31, 2010.

(6)
Includes 6,877,799 held by LRP V Luxembourg Holdings S.à r.l. Mr. Reynolds may be deemed to be a 10% holder based on his status as Managing Director of Lime Rock Management LP. Lime Rock Management LP provides certain services for the benefit of funds it manages, one of which is Lime Rock Partners V, L.P., the sole shareholder of LRP V Luxembourg Holdings S.à r.l. LRP V Luxembourg Holdings S.à r.l. is the record owner of the shares reported as indirectly beneficially owned. Mr. Reynolds disclaims beneficial ownership in the shares.

(7)
Includes (i) 17,632 Common Shares held by Mr. Robertson and (ii) 52,933 Common Shares issuable upon exercise of stock options and the settlement of restricted stock units held by Mr. Robertson that are exercisable or will vest within 60 days of March 31, 2010.

(8)
Includes (i) 15,532 Common Shares held by Mr. Sutherlin and (ii) 52,933 Common Shares issuable upon exercise of stock options and the settlement of restricted stock units held by Mr. Sutherlin that are exercisable or will vest within 60 days of March 31, 2010.

(9)
Includes (i) 4,632 Common Shares held by Mr. Weatherford and (ii) 37,933 Common Shares issuable upon exercise of stock options and the settlement of restricted stock units held by Mr. Weatherford that are exercisable or will vest within 60 days of March 31, 2010.

(10)
Includes (i) 16,349 Common Shares held by Mr. Kayl directly and through his ESSP account and (ii) 43,682 Common Shares issuable upon exercise of stock options held by Mr. Kayl that are exercisable within 60 days of March 31, 2010.

(11)
Includes (i) 7,202 Common Shares held by Mr. Foster directly and through his ESSP account and (ii) 70,466 Common Shares issuable upon exercise of stock options held by Mr. Foster that are exercisable within 60 days of March 31, 2010.

(12)
Includes (i) 1,059 Common Shares held by Mr. Assing directly and through his ESSP account and (ii) 10,832 Common Shares issuable upon exercise of stock options and the settlement of restricted stock units held by Mr. Assing that are exercisable or will vest within 60 days of March 31, 2010.

(13)
Includes (i) 7,942 Common Shares held by Mr. Lank directly and through his ESSP account and (ii) 40,866 Common Shares issuable upon exercise of stock options held by Mr. Lank that are exercisable within 60 days of March 31, 2010.

Security Ownership Of Certain Beneficial Owners

Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of our Common Shares as of March 31, 2010, by the persons known to us to be the beneficial owners of five percent or more of our Common Shares. To our knowledge, other than as set forth in the table below, there are no persons owning more than five percent of any class of our voting securities. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

Name and Address of Shareholder	Number of Shares Beneficially Owned		Percent of Class
LRP V Luxembourg Holdings S.à r.l c/o Lime Rock Partners LP 274 Riverside Avenue Westport, CT 06680	6,877,799	(1)	18.21%
Royce & Associates, LLC 745 Fifth Ave. New York, New York 10019	5,444,705	(2)	14.41%
Columbia Wanger Asset Management, L.P. 227 West Monroe Street, Suite 3000 Chicago, IL 60606	2,542,163	(3)	6.73%

(1)
As reported on Schedule 13D as filed on January 19, 2010 with the Securities and Exchange Commission by LRP V Luxembourg Holdings S.à r.l. Lime Rock Management LP provides certain services for the benefit of funds it manages, one of which is Lime Rock Partners V, L.P., the sole shareholder of LRP V Luxembourg Holdings S.à r.l. Mr. Reynolds is the Managing Director of Lime Rock Management LP., but he disclaims beneficial ownership in the shares.

(2)	As reported on Schedule 13G as filed on February 9, 2010 with the Securities and Exchange Commission by Royce & Associates, LLC, a New York investment adviser company.

(3)	As reported on Schedule 13G as filed on January 27, 2010 with the Securities and Exchange Commission by Columbia Wanger Asset Management, L.P., an Illinois investment adviser company.

Section 16(a) Beneficial Ownership Compliance

Under the securities laws of the United States, TESCO’s directors, its executive officers, and any persons holding more than ten percent of a registered class of TESCO’s equity securities are required to report their ownership of TESCO’s Common Shares and other equity securities and any changes in that ownership to the SEC. Based solely upon a review of forms received by us and written representations of the reporting persons, we believe that all filing requirements applicable to TESCO’s officers, directors and greater than 10% stockholders have been met for the fiscal year ended December 31, 2009, except that Mr. Michael W. Sutherlin filed one late Form 4 in September 2009.

Certain Relationships And Related Transactions

Except as disclosed elsewhere in this proxy statement, no director, proposed director or executive officer of the Corporation or a subsidiary of the Corporation and no person who beneficially owns, or controls or directs, directly or indirectly, more than ten percent of the outstanding Common Shares (collectively, an “Informed Person”) and no proposed director of the Corporation or any associate or affiliate of any Informed Person or proposed director, had any material interest, direct or indirect, in any transaction since January 1, 2009 or in any proposed transaction that materially affects or would materially affect the Corporation or any of its subsidiaries.

Our Code of Conduct provides that employees are to avoid situations or activities where their personal interests are, or may appear to be, in competition with or in opposition to TESCO’s interests. Employees are directed to disclose any potential conflicts of interest to a member of the executive management team. More specifically, employees may not engage, on TESCO’s behalf, in any transaction with a business in which the employee or a family member has an interest unless the employee has prior written approval from the executive management team or, if the employee is an officer or a director of TESCO, the Audit Committee of the Board.

Proposal Two– Ratification Of The Appointment Of The Independent Auditors

Principal Accountant Fees and Services

Management of the Corporation proposes that PricewaterhouseCoopers LLP, Houston, Texas, be appointed as our independent registered public accounting firm of the Corporation to hold office until the close of the next annual general meeting of shareholders of the Corporation. PricewaterhouseCoopers LLP or its predecessors have been the independent registered public accounting firm of the Corporation since December1, 1993 and were the auditors of two of the predecessor companies of the Corporation for more than five years prior to that date.

Service Provided	2009	2008
Audit Fees (a)	$1,234,168	$1,426,359
Audit-related Fees (b)	—	—
Tax Fees	10,500	99,031
All Other Fees	—	—
Total	$1,244,668	$1,525,390

(a)
Audit fees consist of the aggregate fees billed or expected to be billed for professional services rendered by PricewaterhouseCoopers for the audit of Tesco Corporation’s annual financial statements, the review of financial statements included in TESCO’s Forms 10-Q or for services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for those fiscal years.

(b)
Audit-related fees consist of the aggregate fees billed for assurance and related services by PricewaterhouseCoopers that are reasonably related to the performance of the audit or review of TESCO’s financial statements. This category includes fees related to: agreed-upon or expanded audit procedures relating to accounting records required to respond to or comply with financial, accounting or regulatory reporting matters; and consultations as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by regulatory or standard setting bodies. All audit-related fees were approved by the Audit Committee in accordance with its pre-approval policies and procedures.

Our Audit Committee has considered all fees provided by the independent auditors to us and concluded this involvement is compatible with maintaining the auditors’ independence. For more information with respect to our Audit Committee and its relationship with our outside auditors, see “Statement of Corporate Governance Practices—Audit Committee” above. Representatives of PricewaterhouseCoopers LLP will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Committee Policy for Approval of Audit and Permitted Non-Audit Services

The Audit Committee is responsible for the appointment, retention, compensation and oversight of our independent registered public accounting firm. The Audit Committee has adopted policies and procedures for pre-approving all services (audit and non-audit) performed by our independent registered public accounting firm. In accordance with such policies and procedures, the Audit Committee is required to pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm in order to assure that the provision of such services is in accordance with the rules and regulations of the SEC and does not impair the registered public accounting firm’s independence. Our Chief Financial Officer, Corporate Controller, Director of SEC Reporting and Director of Tax are the primary contacts for their respective areas to receive and assess any proposed engagements from the independent registered public accounting firm. Following receipt and initial review for eligibility by these primary contacts, a proposal would then be forwarded to the Corporate Secretary for delivery to the Audit Committee for review and confirmation that a proposed engagement is permitted. The Audit Committee has delegated specific authority for pre-approval to the Chair of the Audit Committee, provided the estimated fee of the proposed service does not exceed $25,000 between meetings of the committee. The Chair must report any decisions to the Audit Committee at its next scheduled meeting. A copy of our Protocol for Approval of Audit and Permitted Non-Audit Services Provided by External Auditors is available on our website at www.tescocorp.com.

The Board recommends a vote FOR the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2010 at a remuneration to be determined by our Board.

Financial Statements For Fiscal Year 2009

At the Meeting, the consolidated financial statements of the Corporation for the year ended December 31, 2009 and the report of the auditors thereon will be presented. These consolidated financial statements are included in the 2009 Annual Report of the Corporation which has been mailed concurrently with this Proxy Statement to all shareholders. No formal action will be taken at the Meeting to approve the financial statements. If any shareholder has questions respecting the December 31, 2009 financial statements, the questions may be brought forward at the Meeting. We filed an annual report on Form 10-K with the SEC on March 8, 2010, as amended March 31, 2010. Shareholders may obtain a copy of our annual report on Form 10-K, without charge, by writing to our Corporate Secretary at our principal executive offices located at 3993 West Sam Houston Parkway, Suite 100, Houston, Texas 77043.

Shareholder Proposals

           Any shareholder proposal to be presented at the Meeting must have been received at our principal office no later than February 15, 2010 in order to be included in the proxy statement and form of proxy for the Meeting. The deadline for submitting shareholder proposals to be included in the 2011 proxy statement will be February 18, 2011.

Indebtedness of Directors and Executive Officers

As of the date hereof, no director, proposed director or executive officer of the Corporation, or any associate of any such director, proposed director or executive officer is or has been, at any time since January 1, 2009, indebted to the Corporation, nor is or has been, at any time since January 1, 2009, any indebtedness of such persons been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation or any of its subsidiaries.

Interest of Certain Persons or Companies in Matters to Be Acted On

Except as otherwise disclosed herein, no Person has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in matters to be acted upon at the Meeting. For the purpose of this paragraph “Person” shall include each person: (a) who has been a director, executive officer or insider of the Corporation since the commencement of the Corporation's last completed fiscal year; (b) who is a proposed nominee for election as a director of the Corporation; or (c) who is an associate or affiliate of a person referred to in (a) or (b).

Additional Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549 and with Canadian securities regulatory authorities. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms in Washington, D.C. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our public filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov, as well as at www.sedar.com. We make available on our website at www.tescocorp.com, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, press releases, charters for the committees of our Board, our Code of Conduct and other company information, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. Such information will also be furnished upon written request to us at our corporate headquarters.

The SEC and Canadian securities laws allow us to “incorporate by reference” information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC and on SEDAR. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement. This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC and on SEDAR on March 8, 2010. To obtain a copy of any document incorporated by reference herein, contact: Corporate Secretary, Tesco Corporation, 3993 West Sam Houston Parkway North, Suite 100, Houston, Texas, United States 77043.

Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

Financial information regarding the Corporation is provided in the company’s comparative financial statements and Management Discussion & Analysis for its most recently completed financial year.

You should rely only on the information contained in (or incorporated by reference into) this proxy statement to vote on each of the proposals submitted for shareholder vote. We have not authorized anyone to provide you with information that is different from what is contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated April 16, 2010. You should not assume that the information contained in this proxy statement is accurate as of any later date.

By order of the Board of Directors,

James A. Lank
Corporate Secretary
April 16, 2010

Exhibit A

TESCO CORPORATION
Board of Directors Charter
Adopted November 18, 2008

1.
Composition. A majority of the members of the Board of Directors (the “Board”) of Tesco Corporation (“TESCO”) shall consist of persons that, in the judgment of the Board, meet standards of independence required of TESCO by law, regulation or stock exchange listing requirement (collectively, “applicable legal requirements”). The Board shall have the responsibility for annually designating which of its members are independent. Subject to the articles and by-laws of TESCO, and based on recommendations of the Corporate Governance and Nominating Committee, the Board shall fix the number of directors composing the Board from time to time.

2.
Responsibilities. The business and affairs of TESCO shall be managed by or under the direction of the Board, which shall be responsible for overseeing the stewardship of TESCO and its operations consistent with its fiduciary duties to shareholders. One or more of these responsibilities may be delegated to appropriate committees of the Board or officers of TESCO, as the Board may determine from time to time. The Board has the responsibility for:

(a)	appointing the chief executive officer (the “CEO”) and other officers of TESCO;

(b)
approving the strategic direction and goals of TESCO. To that end, the Board will approve the CEO’s annual goals and objectives, establish a strategic planning process and periodically, as appropriate, approve a strategic plan for the business and oversee the execution and implementation of strategic plans;

(c)	overseeing succession planning with respect to TESCO’s corporate officers (including appointing, training and monitoring corporate officers); and

(d)
overseeing the executive management of TESCO, which will have the responsibility for the day-to-day operations of TESCO. The Board will review identified principal risks of TESCO’s business and review systems designed to manage these risks.

3.
Committees. The Board shall establish and approve charters for an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee (each a “Standing Committee”). The Board may establish additional standing, special or independent committees at such times and for such purposes as it sees fit. Unless the Board otherwise determines, the following administrative provisions will apply to each committee appointed by the Board:

(a)
Members of each committee will be appointed by the Board. Qualifications for membership for the committees will be established by the Board taking into consideration applicable legal requirements. Any member of a committee may be removed or replaced at any time by the Board. If a vacancy exists on a committee, the remaining members of such committee may exercise all of the powers of the committee so long as a quorum remains. Subject to the foregoing, each member of the committee shall hold office until the close of the next annual meeting of shareholders following the date of appointment as a member or until a successor is duly appointed.

(b)
The quorum for meetings of a committee shall be a majority of the members thereof. Business may be transacted by a committee at a meeting of its members at which a quorum is present or by a resolution in writing signed by all the members of the committee.

(c)
A committee may invite such officers, directors and employees of TESCO and other persons as it may see fit from time to time to attend at meetings of the committee and to assist in the discussion of the matters being considered by the committee.

(d)
The Standing Committees shall have regularly scheduled meetings, but may meet at such other times as each such committee deems necessary to fulfill its responsibilities. Each committee shall determine the time and place at which the meetings of the committee shall be held and the procedure for calling and conducting business at such meetings, having regard to the by-laws of TESCO and applicable legal requirements.

(e)
Each committee shall have the sole authority, as it deems appropriate, to retain and replace, as needed, any independent counsel and other outside experts or advisors as such committee believes to be necessary or appropriate. The committees may also utilize the services of TESCO’s regular legal counsel or other advisors to TESCO. TESCO shall provide for appropriate funding, as determined by the committees in their sole discretion, for payment of compensation to any such persons retained by the committees.

A - 1

4.
Position Descriptions. The Board shall approve position descriptions for the Chair of Board and the Chair of each committee of the Board. In addition, the Board, in consultation with the CEO, shall develop a position description for the CEO, which will include a description of the CEO’s responsibilities.

5.
Orientation and Continuing Education. The Board will approve procedures for orientation and continuing education opportunities for directors, so that members of the Board may maintain or enhance their skills and abilities as directors and keep their knowledge and understanding of TESCO’s business current. The Board may delegate this responsibility to a committee of the Board.

6.
Code of Business Conduct and Ethics. The Board shall adopt a written code of business conduct and ethics (the “Code”) applicable to directors, officers and employees of TESCO. Unless delegated to a committee, the Board shall monitor compliance with the Code and grant or approve any waivers from the Code, as it deems appropriate, for the benefit of one of the directors or officers

7.	Nomination and Assessment of Directors.

(a)	Prior to nominating or appointing individuals as directors, the Board shall:

(i)	consider which competencies and skills the Board, as a whole, should possess;

(ii)	assess which competencies and skills each existing director possesses; and

(iii)	consider the advice and input of the Corporate Governance and Nominating Committee concerning the above and its recommendations to the Board concerning new director nominees.

(b)
Unless delegated to a committee, the Board shall have the responsibility for regularly assessing the effectiveness of the Board, the committees of the Board and each individual director. An assessment may consider:

(i)	in the case of a Board or a committee of the Board, its charter; and

(ii)	in the case of an individual director, the applicable position descriptions, as well as the competencies and skills each individual director is expected to bring to the Board.

8.	Compensation. Unless delegated to a committee, and following consideration of any recommendations by of a committee charged with such responsibility, the Board shall:

(a)
review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those corporate goals and objectives and determine the CEO’s compensation level based on this evaluation;

(b)	set compensation levels for directors; and

(c)	approve compensation, incentive-compensation plans and equity-based plans for directors, officers and employees of TESCO, together with any awards under such plans.

9.	Independent Directors. The independent directors of the Board will meet regularly in the absence of management and non-independent directors.

10.
Communications with the Board. Shareholders and other interested parties desiring to communicate with the Board should direct their inquiries and communications to Chairman, Tesco Corporation Board of Directors, c/o Corporate Secretary, 3993 West Sam Houston Parkway North, Suite 100 Houston, TX 77043-1211. The independent directors have appointed the Corporate Secretary as their agent in processing inquiries and communications received and forwarding such inquiries and communications to the appropriate person or committee.

A - 2

Exhibit B

TESCO CORPORATION
Audit Committee Charter
Adopted August 27, 2009

1.	Establishment of the Audit Committee. The Board of Directors (the “Board”) of Tesco Corporation (“TESCO”) hereby establishes a committee to be called the Audit Committee (the “Committee”).

2.
Purpose. The Committee’s purpose is to represent and assist the Board of Directors with oversight of the integrity of TESCO’s accounting and financial reporting processes (including related internal controls) and the audits of the financial statements of TESCO. Management is responsible for the TESCO’s accounting and financial reporting processes. The external auditors are responsible for the audit within accepted auditing standards of TESCO’s accounting and reporting process and reporting the results of that audit to the Committee.

3.	Composition of the Committee.

(a)	The Committee shall be composed of not less than three directors of TESCO.

(b)
The Committee and its members shall, in the judgment of the Board, meet such independence standards as are required by law, regulation or stock exchange listing requirements applicable to TESCO and the Committee (“applicable legal requirements”). Without limiting the foregoing, to the extent required by applicable legal requirement:

(i)
Each member of the Committee shall have the ability to read and understand the Company’s basic financial statements and otherwise shall be financially literate. A Committee member who does not meet the foregoing requirements may be appointed to the Committee provided that the member meets such requirements within a reasonable period of time following his or her appointment; and

(ii)
At least one member of the Committee shall, in the judgment of the Board be an audit committee financial expert in accordance with the rules and regulations of the Securities and Exchange Commission. In addition, to the extent required, at least one member (who may also serve as the audit committee financial expert) shall, in the judgment of the Board of Directors, have accounting or related financial management expertise in accordance with applicable stock exchange listing standards.

(c)
Members shall be appointed annually by the Board from among directors of TESCO. The Chair of the Committee shall be appointed by the Board. A director shall automatically cease to be a member of the Committee upon ceasing to be a director of TESCO.

4.	Responsibilities. Subject to the powers of the Board and in addition to any other responsibilities assigned to the Committee by the Board, the Committee’s responsibilities are set forth below.

(a)	Review of Financial Statements and Other Financial Information. The Committee will have the following responsibilities and all related authority required to discharge such responsibilities to:

(i)
Oversee TESCO’s compliance, and to adopt procedures it believes will be designed to cause TESCO to maintain compliance, with all of the applicable legal requirements relating to financial reporting, audit functions and audit committee operations.

(ii)
Review TESCO’s financial statements, management’s discussion and analysis and annual earnings press releases before TESCO publicly discloses or files such statements or information. In addition, the Committee will review the disclosure contained in TESCO’s annual information form that is required to be filed pursuant to applicable legal requirements. The Committee will recommend to the Board, based on the review described in this Charter, whether the financial statements should be included in the annual report. The Committee shall also approve on behalf of the Board TESCO’s interim financial statements and related management’s discussion and analysis and interim earnings press releases.

(iii)	The Committee shall provide the Audit Committee Report for inclusion in TESCO’s annual proxy statement or other required filings.

(iv)	Establish and oversee procedures, and periodically assess the adequacy of such procedures, for:

(A)	the review of TESCO’s public disclosure of financial information extracted or derived from TESCO’s financial statements, other than the public disclosure referred to in paragraph (b) above;

(B)	the receipt, retention and treatment of complaints received by TESCO regarding accounting, internal accounting controls or auditing matters; and

(C)	the confidential, anonymous submission by employees of TESCO of concerns regarding questionable accounting or auditing matters.

(v)	Review with the external auditors of TESCO:

(A)	the scope of the audit;

(B)	significant changes to TESCO’s accounting principles, practices or policies; and

(C)	new or pending developments in accounting principles, reporting matters or industry practices which may materially affect TESCO.

(vi)
Review with the external auditors, TESCO’s internal auditors, and TESCO’s management the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Committee by the external auditors or management), accounting practices, and disclosure controls and procedures (and management reports thereon), of TESCO.

(b)	External Auditors.

(i)
The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for TESCO (each an “external auditor”). Without limiting the foregoing, the Committee shall:

(A)
Select and retain (subject to approval by TESCO’s shareholders), evaluate and terminate when appropriate, the external auditors, set the external auditors’ compensation, and pre-approve all audit and non-audit services to be provided by the external auditors. The Committee may delegate approval authority for audit and non-audit services to one or more members of the Committee.

(B)
At least annually, consider the independence of the external auditors, including consideration of audit partner rotation and non-audit services provided by the external auditors. In connection therewith the Committee shall, at least annually, receive and review a report by the external auditors describing in detail all of the relationships between the external auditors and TESCO, considering whether the non-audit services performed by the external auditors during the year have impacted their independence and determining whether any relationship exists between the external auditors and TESCO exists which may affect the independence of the external auditors.

(C)	Take such action as it considers appropriate regarding the independence of the external auditors and compliance by external auditors with the applicable legal requirements.

(D)
At least annually, receive and review a report by the external auditors describing the external auditors’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review or Public Company Accounting Oversight Board (PCAOB) review, of the external auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditors, and any steps taken to deal with any such issues.

(E)
Periodically review TESCO’s internal control and management information systems, and verify that TESCO’s financial results are reported to securityholders, regulators and the public as required by applicable legal requirements

(ii)	The external auditors of TESCO shall report directly to the Committee and the Committee shall have authority to communicate directly with the external auditors.

(iii)	The Committee shall facilitate the resolution of disagreements between management of TESCO and the external auditors regarding financial reporting.

(c)
Internal Audit. The Committee shall be responsible for oversight of the internal audit function of TESCO (the “Internal Auditor”), whether such function is performed by an employee of TESCO or an outside consultant. The Internal Auditor shall report directly to the Committee and the Committee shall have authority to communicate directly with the Internal Auditor.

(d)	Internal Controls, Information Systems and Risk Management. The Committee shall:

(i)
review with the external auditors of TESCO the adequacy of internal control procedures and management information systems and make inquiries to management of TESCO and the external auditors of TESCO about significant risks and exposures to TESCO that may have a material adverse impact on TESCO’s financial statements and about the efforts of the management of TESCO to mitigate such risks and exposures.

(ii)
monitor any changes in TESCO’s internal control over financial reporting. It will oversee and approve any required disclosure as to any change that occurred during TESCO’s most recent interim period that has materially affected, or is reasonably likely to materially affect, TESCO’s internal control over financial reporting.

(e)	Other. The Committee shall:

(i)	review and approve TESCO’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of TESCO.

(ii)	review and approve all related party transactions under TESCO’s Code of Conduct and applicable policies.

(iii)	review this Charter at least annually to determine if amendments to this Charter should be recommended to the Board.

5.	Administrative.

(a)	The administrative provisions set forth in Section 3 of TESCO’s Board of Directors Charter shall apply to the Committee.

(b)	The Committee shall report regularly to the Board with respect to its activities and make recommendations to the Board as appropriate.

Exhibit C
TESCO CORPORATION
Compensation Committee Charter
Adopted March 12, 2009

1.	Establishment of Compensation Committee. The Board of Directors (the “Board”) of Tesco Corporation (“TESCO”) hereby establishes a committee to be called the Compensation Committee (the “Committee”).

2.
Purpose. The Committee’s purpose is to assist the Board in its oversight responsibilities relating to compensation matters for TESCO, including the review and determination of compensation to be paid to executive officers and directors and the review and approval of compensation disclosure that may be required in accordance with applicable legal requirements.

3.	Composition.

(a)	The Committee shall be composed of not less than three directors of TESCO.

(b)
The Committee and its members shall, in the judgment of the Board, meet such independence standards as are required by law, regulation or stock exchange listing requirements applicable to TESCO and the Committee (“applicable legal requirements”). In addition, the members of the Committee shall be (i) “non-employee directors” for purposes of Rule 16b-3 under the U.S. Securities Exchange Act of 1934, as amended, and (ii) “outside directors” for purposes of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

(c)
Members shall be appointed annually by the Board from among directors of TESCO. The Chair of the Committee shall be appointed by the Board. A director shall automatically cease to be a member of the Committee upon ceasing to be a director of TESCO.

4.	Responsibilities. Subject to the powers of the Board and in addition to any other responsibilities delegated to the Committee by the Board, the Committee’s responsibilities are set forth below.

(a)
The Committee shall evaluate TESCO’s Chief Executive Officer, and determine the compensation of the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated officers of the Company who are “covered employees” as set forth in Section 162(m) of the Code and U.S. Internal Revenue Service Notice 2007-49 (including awards under incentive-compensation plans and equity-based plans, as well as other elements of compensation). The Committee shall deliberate and vote with respect to the Chief Executive Officer’s compensation without the presence of the Chief Executive Officer.

(b)
The Committee shall determine the performance goals relating to “performance-based compensation” for executives whose compensation is covered by Section 162(m) of the Internal Revenue Code of 1986, as amended, determine the elements of such compensation, determine whether performance goals have been attained and, if appropriate, certify in writing prior to payment of such compensation that the performance goals have been met.

(c)
The Committee may approve the compensation to be paid to TESCO’s other directors, officers and employees (including awards under incentive-compensation plans and equity-based plans, as well as other elements of compensation), or make recommendations to the Board with respect thereto.

(d)
The Committee shall administer TESCO’s equity incentive plans, having been delegated the full authority of the Board or Granting Authority under such plans, including the authority to further delegate to any officer or director of the Company.

(e)
The Committee shall (i) review the executive compensation sections to be included in TESCO’s filings or proxy statements, (ii) review and discuss with TESCO’s management the Compensation Discussion and Analysis (“CD&A”) to be included in such filings or statements and determine whether to recommend to the Board that the CD&A be included in the applicable filing or statement, and (iii) provide the Compensation Committee Report for inclusion in any such filing or statement.

(f)	The Committee shall review this Charter at least annually to determine if amendments to this Charter should be recommended to the Board.

5.	Administrative.

(a)	The administrative provisions set forth in Section 3 of TESCO’s Board of Directors Charter shall apply to the Committee.

(b)	The Committee shall report regularly to the Board with respect to its activities and make recommendations to the Board as appropriate.

C - 1

Exhibit D
TESCO CORPORATION
Corporate Governance and Nominating Committee Charter
Adopted November 18, 2008

1.
Establishment of Corporate Governance and Nominating Committee. The Board of Directors (the “Board”) of Tesco Corporation (“TESCO”) hereby establishes a committee to be called the Corporate Governance and Nominating Committee (the “Committee”).

2.
Purpose. The Committee’s purpose is to develop the approach of TESCO to matters of corporate governance and, from time to time, to review such approach and make recommendations to the Board of TESCO in respect of such matters. In addition, the Committee shall advise the Board on corporate governance and related matters.

3.	Composition.

(a)	The Committee shall be composed of not less than three directors of TESCO.

(b)
The Committee and its members shall, in the judgment of the Board, meet such independence standards as are required by law, regulation or stock exchange listing requirements applicable to TESCO and the Committee (“applicable legal requirements”).

(c)
Members shall be appointed annually by the Board from among directors of TESCO. The Chair of the Committee shall be appointed by the Board. A director shall automatically cease to be a member of the Committee upon ceasing to be a director of TESCO.

4.	Responsibilities. Subject to the powers of the Board and in addition to any other responsibilities assigned to the Committee by the Board, the Committee’s responsibilities are set forth below.

(a)
The Committee shall periodically review the composition and size of the Board, having regard to the desired experience, mix of skills and other qualities, taking into account the current Board members and the specific needs of TESCO.

(b)
The Committee shall make recommendations to the Board, for its review and approval, of nominees for election as directors and members of standing committees of the Board,. In recommending to the Board nominees for directors and members of standing committees of the Board, the Committee shall take into account (i) the competencies and skills that the Board considers to be necessary for the Board or the applicable committee, as a whole, (ii) the competencies and skills that the Board considers each individual director to possess, (iii) the competencies and skills nominee will bring to the Board or applicable committee and (iv) whether the nominee has sufficient time and resources to devote to his or her duties as a member of the Board.

(c)	The Committee shall review and recommend to the Board succession plans for key officers of TESCO.

(d)	The Committee shall review and recommend to the Board required disclosure relating to corporate governance practices.

(e)
The Committee shall develop TESCO’s approach to corporate governance, including developing a set of corporate governance principles and guidelines. In addition, the Committee shall regularly review and assess:

(i)	TESCO’s corporate governance systems.

(ii)	the charter of the Board and each committee of the Board, the position descriptions for the Chair of the Board and each committee of the Board and TESCO’s Policy on Business Conduct and Ethics.

D -1

(f)	Overseeing director orientation and continuing education.

(g)	Monitoring compliance with TESCO’s Business Ethics Policy and granting waivers with respect thereto.

(h)
The Committee shall regularly assess the effectiveness of the Board as a whole, the committees of the Board and the contribution of individual directors. The Committee shall review this Charter at least annually or, where circumstances warrant, at such shorter interval as is necessary, to determine if further additions, deletions or other amendments are required.

5.	Administrative.

(a)	The administrative provisions set forth in Section 3 of TESCO’s Board of Directors Charter shall apply to the Committee.

(b)	The Committee shall report regularly to the Board with respect to its activities and make recommendations to the Board as appropriate.

D -2

[Tesco Logo]	[Computershare Logo]
Mr. Sam Sample	9th Floor, 100 University Avenue
123 Samples Street	Toronto, Ontario M5J 2Y1
Sampletown SS X9X 9X9	www.computershare.com
Security Class COMMON
Holder Account Number C9999999999                                                                IND
Form of Proxy – Annual General Meeting to be held on May 19, 2010
This Form of Proxy is solicited by and on behalf of the Board of Directors and Management.
Notes to proxy

1.
Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.
If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed to the holder.
5.
The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors and Management.

6.
The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Annual General Meeting or other matters that may properly come before the meeting.
8.	This proxy should be read in conjunction with the accompanying documentation provided.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:

The proxy statement is available at
http://www.tescocorp.com/bins/content_page.asp?cid=5-63-875&pre=view

Proxies submitted must be received by 2:30 pm, Central Time, on Monday, May 17, 2010.
VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

[Graphic] To vote Using the Telephone	[Graphic] To Vote Using the Internet	[Graphic] To Receive Documents Electronically

Call the number listed BELOW from	Go to the following web site:	You can enroll to receive future
A touch tone telephone.	www.computershare.com/proxy	securityholder communications
1-866-732-VOTE (8683) Toll Free		electronically, by visiting
www.computershare.com/eDelivery
And clicking on "eDelivery Signup"

If you vote by telephone or the Internet, DO NOT mail back this proxy.
Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER 123456

Form of Proxy Card - 1

Mr. Sam Sample Number C9999999999 IND
Appointment of Proxyholder
I/We, being holder(s) of Tesco Corporation hereby appoint(s):		Enter the name of the person you are
Julio M. Quintana, President and Chief Executive Officer, or failing him,		appointing if this person is someone
James A. Lank, Sr. Vice President, General Counsel and Corporate Secretary	OR	other than the foregoing _________

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of Tesco Corporation to be held at The Woodlands Waterway Marriott Hotel & Convention Center, 1601 Lake Robbins Dr., The Woodlands, TX 77380 on May 19, 2010 at 2:30 p.m. (Houston time) and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors

The Board and Management recommend that you vote FOR all of the nominees listed below.

Nominees:
01	Fred J. Dyment	FOR	WITHHOLD
02	Gary L. Kott	FOR	WITHHOLD
03	R. Vance Milligan, Q.C.	FOR	WITHHOLD
04	Julio M. Quintana	FOR	WITHHOLD
05	John T. Reynolds	FOR	WITHHOLD
06	Norman W. Robertson	FOR	WITHHOLD
07	Michael W. Sutherlin	FOR	WITHHOLD
08	Clifton T. Weatherford	FOR	WITHHOLD

2 Appointment of Auditors

Appointment of PricewaterhouseCoopers LLP, a national public accounting firm, as Auditors of the Corporation for the ensuing year and authorization of the Directors to fix their remuneration.
FOR	WITHHOLD

To vote in the Proxyholder’s discretion upon amendments or variations to the matters identified in the Notice of Annual General Meeting set forth in the Proxy Statement and any other business which may properly come before the meeting or any adjournment thereof.

None of these proposals are related to or conditioned upon the approval of any other matter or proposal. All of these proposals are being proposed the Board of Directors and Management.

Authorized Signature(s) – This section must be completed
For your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting Instructions are indicated above, this Proxy will be voted as recommended by the Board of Directors and Management.
	Signature(s)	Date
	______________________________	___ /___ / _____

Interim Financial Statements.	Annual Report

Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.	Mark this box if you would NOT like to receive the Annual Report and accompanying Management’s Discussion and Analysis by mail.

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

Form of Proxy Card - 2

[Tesco Logo]	[Computershare Logo]
Mr. Sam Sample	9th Floor, 100 University Avenue
123 Samples Street	Toronto, Ontario M5J 2Y1
Sampletown SS X9X 9X9	www.computershare.com
Security Class COMMON
Holder Account Number B9999999999                                                                IND
Intermediary ABCD

Voting Instruction Form (“VIF”) – Annual General Meeting to be held on May 19, 2010.
NON-REGISTERED (BENEFICIAL) SHAREHOLDERS

1.
We are sending to you the enclosed proxy-related materials that relate to a meeting of the holders of the series or class of securities that are held on your behalf by the intermediary identified above.

2.
We are prohibited from voting these securities on any of the matters to be acted upon at the meeting without your specific voting instructions. In order for these securities to be voted at the meeting, it will be necessary for us to have your specific voting instructions. Please complete and return the information requested in this VIF to provide your voting instructions to us promptly.

3.
If you wish to attend the meeting in person or appoint some other person or company, who need not be a shareholder, to attend and act on your behalf at the meeting, please insert your name(s) or the name of your chosen appointee in the space provided (please see reverse).

4.
This VIF should be signed by you in the exact manner as your name appears on the VIF. If these voting instructions are given on behalf of a body corporate set out the full legal name of the body corporate, the name and position of the person giving voting instructions on behalf of the body corporate and the address for service of the body corporate.

5.	If this VIF is not dated, it will be deemed to bear the date on which it is mailed to you.
6.
When properly signed and delivered, securities represented by this VIF will be voted as directed by you, however, if such a direction is not made in respect of any matter, the VIF will direct the voting of the securities to be made as recommended in the documentation provided with this form for the meeting.

7.
This VIF confers discretionary authority on the appointee to vote as the appointee sees fit in respect of amendments or variations to matters identified in the Notice of Annual General Meeting or other matters as may properly come before the meeting or any adjournment thereof.

8.
Should you wish to receive a legal form of proxy, please write to Computershare at the above indicated address and one will be sent to you by mail. Please remember that a legal proxy is subject to all the terms and conditions that apply to proxies as outlined in the documentation provided with this form including any cut-off time for receipt.

9.	Your voting instructions will be recorded on receipt of the VIF and a legal form of proxy will be submitted on your behalf.
10.	By providing voting instructions as requested, you are acknowledging that you are the beneficial owner of, and are entitled to instruct us with respect to the voting of, these securities.
11.	If you have any questions regarding the enclosed documents, please contact the Registered Representative who services your account.
12.	This VIF should be read in conjunction with the accompanying documentation provided with this form.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:

The proxy statement is available at
http://www.tescocorp.com/bins/content_page.asp?cid=5-63-875&pre=view

VIFs submitted must be received by 2:30 pm, Central Time, on May 19, 2010.
VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

[Graphic] To Vote Using the Telephone	[Graphic] To Vote Using the Internet

Call the number listed BELOW from a touch tone telephone	Go to the following web site:
1-866-734-VOTE (8683) Toll Free	www.investorvote.com

If you vote by telephone or the Internet, DO NOT mail back this VIF.
Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may choose an appointee other than the nominees named on the reverse of this VIF. Instead of mailing this VIF, you may choose one of the two voting methods outlined above to vote this VIF.

Form of VIF Card -1

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.
CONTROL NUMBER 123456

Mr. Sam Sample B9999999999 IND
Appointment of Proxyholder
I/We being holder(s) of TESCO CORPORATION hereby		If you wish to attend in person or appoint
appoint(s): Julio M. Quintana, President and Chief Executive Officer, or failing him, James A. Lank, Sr. Vice President, General Counsel and Corporate Secretary	OR	someone else to attend on your behalf, print your name or the name of your appointee in this space (see Note #3 on reverse)

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of Tesco Corporation to be held at The Woodlands Waterway Marriott Hotel & Convention Center, 1601 Lake Robbins Dr., The Woodlands, TX 77380 on May 19, 2010 at 2:30 p.m. (Houston time) and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors
The Board and Management recommend that you vote FOR all of the nominees listed below.

Nominees:
01	Fred J. Dyment	FOR	WITHHOLD
02	Gary L. Kott	FOR	WITHHOLD
03	R. Vance Milligan, Q.C.	FOR	WITHHOLD
04	Julio M. Quintana	FOR	WITHHOLD
05	John T. Reynolds	FOR	WITHHOLD
06	Norman W. Robertson	FOR	WITHHOLD
07	Michael W. Sutherlin	FOR	WITHHOLD
08	Clifton T. Weatherford	FOR	WITHHOLD

2. Appointment of Auditors

Appointment of PricewaterhouseCoopers LLP, a national public accounting firm, as Auditors of the Corporation for the ensuing year and authorization of the Directors to fix their remuneration.
FOR	WITHHOLD

To vote in the Proxyholder’s discretion upon amendments or variations to the matters identified in the Notice of Annual General Meeting set forth in the Proxy Statement and any other business which may properly come before the meeting or any adjournment thereof.

None of these proposals are related to or conditioned upon the approval of any other matter or proposal. All of these proposals are being proposed by the Board of Directors and Management.

Authorized Signature(s) – This section must be completed
For your instructions to be executed.

If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this VIF with signing capacity stated.	Signature(s) ________________________	Date ____ /____ / ______

Interim Financial Statements.	Annual Report

Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.	Mark this box if you would NOT like to receive Annual Report and accompanying Management’s Discussion and Analysis by mail.	Mark this box if you wish to receive a legal form of Proxy (see Note #8 on reverse).

If you are not mailing back your VIF, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

Form of VIF Card -2